UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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QUALITY SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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18111 Von Karman Avenue, Suite 800
Irvine, California 92612
________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 22, 2017

To the Shareholders of Quality Systems, Inc.:

The annual meeting of shareholders of Quality Systems, Inc. will be held at the Marriott Hotel located at 18000 Von Karman Avenue, Irvine, California 92612 on August 22, 2017, at 9:00 a.m. Pacific Time, for the following purposes:

1.
to elect nine persons to serve as directors of our company until the 2018 annual meeting of shareholders. Our nominees for election to our Board of Directors (“Board”) are named in the attached proxy statement, which is a part of this notice;

2.	to conduct an advisory vote to approve the compensation for our named executive officers (i.e., “Say-on-Pay”);

3.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018;

4.	to approve an amendment of our 2015 Equity Incentive Plan; and

5.	to transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

All shareholders are cordially invited to attend the annual meeting in person. Only shareholders of record at the close of business on June 23, 2017, are entitled to notice of and to vote at the annual meeting and at any adjournments or postponements of the annual meeting.

Whether or not you plan to attend the annual meeting, please complete and sign the enclosed proxy card and return it in the enclosed addressed envelope. Your promptness in returning the proxy card will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the annual meeting even if you cannot attend the meeting in person. You may also vote by telephone or Internet by following the instructions on the proxy card. If you return your proxy card or vote by telephone or Internet, you may nevertheless attend the annual meeting and vote your shares in person. Shareholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting should bring with them a legal proxy.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF OUR DIRECTOR NOMINEES NAMED ON THE ENCLOSED PROXY CARD. OUR BOARD ALSO RECOMMENDS A VOTE “FOR” PROPOSAL 2, A VOTE “FOR” PROPOSAL 3, AND A VOTE “FOR” PROPOSAL 4.

By Order of the Board of Directors,
QUALITY SYSTEMS, INC.
Jocelyn A. Leavitt
Executive Vice President, General Counsel and Secretary
Irvine, California
July 13, 2017

18111 Von Karman Avenue, Suite 800
Irvine, California 92612
______________

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 22, 2017
_________________________
PROXY STATEMENT
_________________________

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors (“Board”) of Quality Systems, Inc. (“Quality Systems,” the “Company,” “us,” “we” or “our”) for use at our annual meeting of shareholders to be held at the Marriott Hotel located at 18000 Von Karman Avenue, Irvine, California 92612, on August 22, 2017, at 9:00 a.m. Pacific Time, and at any and all adjournments and postponements thereof. All shares represented by each properly submitted and unrevoked proxy received in advance of the annual meeting will be voted in the manner specified therein.
Any shareholder has the power to revoke the shareholder’s proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our Secretary prior to or at the annual meeting, by voting again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to 11:59 P.M. Eastern Time on August 21, 2017 will be counted), by submitting to our Secretary, prior to or at the annual meeting, a later dated proxy card executed by the person executing the prior proxy, or by attendance at the annual meeting and voting in person by the person submitting the prior proxy.
Any shareholder who holds shares in street name and desires to vote in person at the annual meeting should inform the shareholder’s broker of that desire and request a legal proxy from the broker. The shareholder will need to bring the legal proxy to the annual meeting along with valid picture identification such as a driver’s license or passport, in addition to documentation indicating share ownership. If the shareholder does not receive the legal proxy in time, then the shareholder should bring to the annual meeting the shareholder’s most recent brokerage account statement showing that the shareholder owned Quality Systems, Inc. common stock as of the record date. Upon submission of proper identification and ownership documentation, we should be able to verify ownership of common stock and admit the shareholder to the annual meeting; however, the shareholder will not be able to vote at the annual meeting without a legal proxy. Shareholders are advised that if they own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and the shareholder’s vote will not be counted unless the shareholder appears at the annual meeting and votes in person or legally appoints another proxy to vote on its behalf.
We will bear all expenses in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. Our directors, officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

This proxy statement, the accompanying proxy card and our 2017 annual report are being made available to our shareholders on or about July 13, 2017.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on August 22, 2017.
This proxy statement, the notice of our 2017 annual meeting of shareholders and the Company’s 2017 annual report to shareholders are available on our website at http://investor.qsii.com/annual-proxy.cfm.

OUTSTANDING SHARES AND VOTING RIGHTS
Only holders of record of the 63,144,814 shares of our common stock outstanding at the close of business on the record date, June 23, 2017, are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof. A majority of the outstanding shares, represented in person or by proxy, will constitute a quorum for the transaction of business. All properly submitted and unrevoked proxies will be counted in determining the presence of a quorum, including those providing for abstention or withholding of authority and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.
Each shareholder will be entitled to one vote, in person or by proxy, for each share of common stock held on the record date. However, under our Bylaws and California law, if any shareholder gives notice at the annual meeting, prior to the voting, of an intention to cumulate the shareholder’s votes in the election of directors, then all shareholders entitled to vote at the annual meeting may cumulate their votes in the election of directors. Cumulative voting means that a shareholder has the right to give any one candidate who has been properly placed in nomination a number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder is entitled to vote, or to distribute such votes on the same principle among as many properly nominated candidates (up to the number of persons to be elected) as the shareholder may wish. If cumulative voting applies at the annual meeting, the cumulative number of votes a shareholder may cast in director elections will be equal to the number of shares held by such shareholder on the record date multiplied by nine (the number of directors to be elected at the annual meeting).
Whether the election of directors is by plurality vote or cumulative voting with respect to Proposal No. 1, the nine director nominees who receive the highest number of affirmative votes will be elected; abstentions and broker non-votes will have no effect on this proposal. See “Additional Information on the Mechanics of Cumulative Voting” below for more information on the operation of cumulative voting. In circumstances where there is a contested election and/or one or more of our shareholders demand that cumulative voting apply to the election of directors, our Board will provide instruction to the proxy holders to vote the proxies solicited hereby in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. We have not received notice that any of our shareholders currently intends to invoke cumulative voting. In addition, because the Board has not nominated more than nine director nominees for election at the annual meeting, and because the deadline for the submission of director nominees for the 2017 annual meeting has passed, we believe it is less likely that cumulative voting will be invoked at the 2017 annual meeting.
Approval of Proposal No. 2, an advisory vote to approve the compensation of our named executive officers (i.e., “Say on Pay”), will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.
Approval of Proposal No. 3, the ratification of the appointment of our independent registered public accounting firm, is not required. However, this proposal will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.
Approval of Proposal No. 4, the amendment of our 2015 Equity Incentive Plan, will be approved if the vote constitutes the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal. For purposes of this proposal, abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will be counted towards a quorum, but will have no effect on the outcome of the vote.
Additional Information on the Mechanics of Cumulative Voting
In the event cumulative voting applies, all shareholders will have the right to cumulate their votes in the election of directors. Cumulative voting means that each shareholder may cumulate such shareholder’s voting power for the election by distributing a number of votes, determined by multiplying the number of shares held by the shareholder as of the record date by nine (the number of directors to be elected at the annual meeting). Such shareholder may distribute all of the votes to one individual director nominee, or distribute such votes among any two or more director nominees, as the shareholder chooses. If you do not specifically instruct otherwise, the proxy being solicited by our Board will confer upon the proxy holders the authority, in the event that cumulative voting applies, to cumulate votes at the instruction and discretion of our Board or any committee thereof so as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. Using its authority, the Board may vote your shares for fewer than nine nominees.

If you elect to grant us your proxy and do not specifically instruct otherwise, you are authorizing the proxy holders to vote your shares in accordance with the discretion and at the instruction of the Board, including to cumulate your votes in favor of certain nominees (rather than allocating votes equally among the nominees) and to determine the specific allocation of votes to individual nominees. You may withhold your authority to vote for one or more nominees, in which case the Board will retain discretion to allocate your votes among our other nominees unless you specifically instruct otherwise. Under no circumstances may the proxy holders cast your votes for any nominee from whom you have withheld authority to vote.
For example, a proxy marked “FOR ALL EXCEPT” may only be voted for those of our director nominees for whom you have not otherwise specifically withheld authority to vote, a proxy marked “WITHHELD ALL” may not be voted for any of our director nominees, and a proxy marked “FOR ALL” may be voted for all of our director nominees. In exercising its discretion with respect to cumulating votes, our Board may instruct, in its sole judgment, the proxy holders to cumulate and cast the votes represented by your proxy for any of our director nominees for whom you have not otherwise withheld authority. For example, if you grant a proxy with respect to shares representing 900 cumulative votes, and mark “FOR ALL EXCEPT” one of our director nominees, the Board may instruct the proxy holders to cast the 900 votes for any or all of our eight other director nominees; of those eight other director nominees, moreover, the Board may allocate the 900 votes among them as it determines, such that each of those other director nominees may receive unequal portions of the 900 votes or none at all.
In the event cumulative voting applies, unless you specifically instruct otherwise, the Board will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of our director nominees, and will provide instructions as to the order of priority of the Board candidates in the event that fewer than all of our Board candidates are elected. The Board has not yet made any determination as to the order of priority of candidates to which it would allocate votes in the event cumulative voting applies, and expects to make this determination, if necessary, at the annual meeting. Accordingly, if you grant a proxy to us and have not specifically instructed otherwise, your shares will be voted for our director nominees at the discretion of the Board with respect to all of your shares (except that the Board will not be able to vote your shares for a candidate from whom you have withheld authority to vote). If you wish to exercise your own discretion as to allocation of votes among nominees, and you are a record holder of shares, you will be able to do so by attending the meeting and voting in person, by appointing another person as your representative to vote on your behalf at the meeting, or by providing us with specific instructions as to how to allocate your votes.
A holder of record who wishes to invoke cumulative voting must submit a proxy card by mail, check the box indicating the exercise of cumulative voting and hand mark the number of votes such holder wishes to allocate to each particular nominee next to the name of such nominee on the enclosed proxy card. A holder of record who wishes to provide vote allocation instructions, in the event that cumulative voting applies, must submit a proxy card by mail and should hand mark the number of votes such holder wishes to allocate to any particular nominee next to the name of such nominee on the enclosed proxy card. If you provide vote allocation instructions for less than all of the votes that you are entitled to cast, the proxy holders will retain discretionary authority to cast your remaining votes pursuant to the instructions of the Board, except for any nominee for whom you have withheld authority by marking the “FOR ALL EXCEPT” box. If you wish to grant the proxy holders discretionary authority to allocate votes among all our nominees you may check the “FOR ALL” box, but you are not required to do so. The proxy holders will retain discretionary authority to allocate votes among all our nominees except where you provide a specific instruction by hand marking the number of votes to be allocated or by marking the “FOR ALL EXCEPT” box.
Any shareholder who holds shares in street name and desires to specifically allocate votes among nominees, in the event cumulative voting applies, may do so by either informing the shareholder’s broker, banker or other custodian of the shareholder’s desire to attend the annual meeting, and requesting a legal proxy to attend the meeting, or by providing the broker, banker or other custodian with instructions as to how to allocate votes among nominees, which can then be delivered to the Company. Because each broker, banker or custodian has its own procedures and requirements, a shareholder holding shares in street name who wishes to allocate votes to specific nominees should contact its broker, banker or other custodian for specific instructions on how to obtain a legal proxy or provide vote allocation instructions.
We have not received notice that any of our shareholders currently intends to invoke cumulative voting. In addition, because the Board has not nominated more than nine director nominees for election at the annual meeting, and because the deadline for the submission of director nominees for the 2017 annual meeting has passed, we believe it is less likely that cumulative voting will be invoked at the 2017 annual meeting; however, in the event cumulative voting is invoked, the foregoing mechanics will apply.
Please note you will not be able to submit vote allocation instructions for director elections if you grant a proxy by telephone or the Internet.

CAUTION CONCERNING FORWARD LOOKING STATEMENTS
Statements made in this proxy statement that are not historical in nature, or that state our or our management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking language, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance. These forward-looking statements may include, without limitation, discussions of our product development plans, business strategies, future operations, financial condition and prospects, developments in and the impacts of government regulation and legislation and market factors influencing our results.
Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on Form 10-K for fiscal year ended March 31, 2017, as well as factors discussed elsewhere in this and other reports and documents we file with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year ended March 31, 2017, as well as in our other public disclosures and filings with the SEC.

ELECTION OF DIRECTORS
(Proposal No. 1)
Proposal No. 1 concerns the election of the following director nominees: John R. "Rusty" Frantz, Craig A. Barbarosh, George H. Bristol, Julie D. Klapstein, James C. Malone, Jeffrey H. Margolis, Morris Panner, Sheldon Razin and Lance E. Rosenzweig. The Nominating and Governance Committee has nominated each of these individuals for election as a director. Each of our director nominees has consented to being named in this proxy statement and has agreed to serve as a director if elected. Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting or until their respective successors are duly elected and qualified. Each of our director nominees except Ms. Klapstein currently serves on the Board and was elected by the shareholders at the 2016 annual meeting of shareholders.
Certain information with respect to our nine director nominees is set forth below. Although we anticipate that each nominee will be available to serve as a director, if any nominee becomes unavailable to serve, the proxies will be voted for another person as may be or has been designated by our Board.
Unless the authority to vote for one or more of our director nominees has been withheld in a shareholder’s proxy or specific instructions to vote otherwise have been given, the persons named in the proxy as proxy holders intend to vote at the annual meeting “For” the election of each nominee presented below. In the event cumulative voting applies to the election of the directors, our Board will provide instruction to such proxy holders to vote the proxies solicited hereby in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld and to the extent no specific instructions otherwise are given) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated.
At the annual meeting, in the event cumulative voting applies, unless you specifically instruct otherwise, the Board will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of our director nominees, and will provide instructions as to the order of priority of the Board candidates in the event that fewer than all of our Board candidates are elected. The Board has not yet made any determination as to the order of priority of candidates to which it would allocate votes in the event cumulative voting applies, and expects to make this determination, if necessary, at the annual meeting.
In the election of directors, assuming a quorum is present, the nine nominees receiving the highest number of votes cast at the meeting will be elected directors.
All properly submitted and unrevoked proxies will be counted for purposes of determining whether a quorum is present, including those providing for abstention or withholding of authority and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.
Based on definitions of independence established by The Nasdaq Stock Market (“Nasdaq”), SEC rules and regulations, guidelines established in our Bylaws, and the determinations of our Nominating and Governance Committee and our Board, Messrs. Barbarosh, Bristol, Malone, Margolis, Panner, Razin and Rosenzweig and Ms. Klapstein are independent. Mr. Frantz is a member of our management team and is a non-independent director.
The Nasdaq independence definition includes a series of objective tests, such as that the director or director nominee is not and has not been for the past three years an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the Nasdaq rules, our Board has made a subjective determination as to each independent director and director nominee that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment of such director or director nominee in carrying out his or her responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by our directors, director nominees and management with regard to each director’s and director nominee’s business and personal activities as they may relate to our management and us. The independent members of our Board meet periodically in executive session without management.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED BELOW AND LISTED ON THE PROXY CARD.
John R. "Rusty" Frantz, age 50, was appointed our President and Chief Executive Officer effective July 1, 2015. Previously, he served as Senior Vice President and General Manager, Global Dispensing Division, of CareFusion Corp., a San Diego-based global corporation serving the health care industry, providing products and services that assist hospitals in improving the safety and quality of care, from 2011 until March 2015, when CareFusion was acquired by Becton, Dickinson and Company. He also served from 2010 to 2011 as Vice President, Research and Development, for CareFusion’s Pyxis business unit, from 2008 to 2010 as General Manager of CareFusion’s Pyxis Perioperative Solutions, and from 2007 to 2008 as CareFusion’s Vice President, Marketing, Supply Technologies. Prior to his employment with CareFusion, Mr. Frantz served as Vice President, Marketing, at Cerfidia Solutions, Vice President, Marketing and Product Management, at Amphire Solutions, Co-Founder and Vice President, Engineering, at OutPurchase, and held various other management positions in the health care industry. Mr. Frantz holds a Master of Science degree in engineering from Stanford University and a Bachelor of Science degree in engineering from the Maine Maritime Academy. Mr. Frantz’s position as our President and Chief Executive Officer, as well as his prior executive experience with other companies, provides our Board with the perspective of a person with significant executive management and healthcare information technology industry experience who is involved in the Company’s day to day activities.
Craig A. Barbarosh, age 49, is a director and has served as our Vice Chairman of the Board since November 2015. Mr. Barbarosh is a partner at the international law firm of Katten Muchin Rosenman LLP, a position he has held since June 2012. From January 1999 until June 2012, Mr. Barbarosh was a partner of the international law firm of Pillsbury Winthrop Shaw Pittman LLP. Mr. Barbarosh is a nationally recognized restructuring expert. He served in several leadership positions while a partner at Pillsbury including serving on the firm’s Board of Directors, as the Chair of the firm’s Board’s Strategy Committee, as a co-leader of the firm’s national Insolvency & Restructuring practice section and as the Managing Partner of the firm’s Orange County office. At Katten, Mr. Barbarosh served as a member of the firm’s Executive and Operating Committee from June 2012 through June 2016 and currently serves on the firm’s Board of Directors. Mr. Barbarosh received a Juris Doctorate from the University of the Pacific, McGeorge School of Law in 1992, with distinction, and a Bachelor of Arts in Business Economics from the University of California at Santa Barbara in 1989. Mr. Barbarosh received certificates from Harvard Business School for completing executive education courses on Private Equity and Venture Capital (2007), Financial Analysis for Business Evaluation (2010) and Effective Corporate Boards (2015). Mr. Barbarosh is also a frequent speaker and author on restructuring and governance topics. Mr. Barbarosh, as a practicing attorney specializing in the area of financial and operational restructuring and related mergers and acquisitions, provides our Board with experienced guidance on similar transactions involving our company. Mr. Barbarosh is also a director of Sabra Health Care REIT, Inc. (Nasdaq: SBRA), where he is the Chair of the Audit Committee and a member of the Compensation Committee, and previously served on the board of BioPharmX, Inc., (NYSE: BPMX) where he was the Chair of the Nominating and Governance Committee and a member of the Audit and Compensation Committees. Mr. Barbarosh has been a director since 2009.
George H. Bristol, age 68, is a director. Mr. Bristol is a Managing Director of Janas Associates, a corporate financial advisor, a position he has held since 2010. From August 2006 until March 2010 he served as Managing Director-Corporate Finance of Crowell Weedon & Co. From November 2002 until August 2006, he was a member and Chief Financial Officer of Vantis Capital Management, LLC, a registered investment advisor which managed the Vantis hedge funds totaling over $1.4 billion from November 2002. Prior to Vantis, he was an investment banker with several firms including Ernst & Young, Paine Webber, Prudential Securities and Dean Witter. He is a graduate of the University of Michigan and Harvard Business School. Mr. Bristol’s experience at Janas, WealthIntel, and Vantis, and his various corporate finance positions, provide our Board with insight from someone with direct responsibility for strategic and transactional financial matters. Mr. Bristol has been a director since 2008.
Julie D. Klapstein, age 62, is a director nominee. Ms. Klapstein was the founding Chief Executive Officer of Availity, LLC, one of the nation’s largest health information networks optimizing the automated delivery of critical business and clinical information among healthcare stakeholders. Ms. Klapstein served as Availity’s Chief Executive Officer and board member from 2001 to 2011. She was the interim Chief Executive Officer at Medical Reimbursements of America, Inc., a private company, from February 2017 to June 2017. Ms. Klapstein’s more than thirty years of experience in the healthcare information technology industry include executive roles at Phycom, Inc. (President and Chief Executive Officer from 1996 to 2001), Sunquest Information Systems (Executive Vice President), Siemens Medical Systems Turnkey Systems Division, and GTE Health Systems. Ms. Klapstein is a director of Amedisys Inc., a public company, since April 2016, where she serves on the Compensation, Governance, and Quality committees. She also currently serves on the board of directors for several private companies and organizations, including eSolutions, Inc., which specializes in revenue cycle management solutions; Dominion Diagnostics, LLC, which specializes in laboratory services; Bottom Line Systems, which specializes in underpayments and denials for hospitals; and the Grand Canyon Association, which is the official nonprofit partner of the Grand Canyon National Park. Ms. Klapstein previously was a director for two public companies, Annie’s Homegrown/Annies, Inc. from January 2012 to September 2014, where she served on the Governance, Compensation, and Audit committees, and Standard Register Inc. from April 2011 to November 2014, where she served on the Governance, Compensation, and Audit committees. She also has been a director for multiple private companies. Ms. Klapstein earned her bachelor’s degree from Portland State University in Portland, Oregon. If elected, Ms. Klapstein will bring to our board extensive knowledge of the healthcare industry, relevant executive and management experience, and public company board experience.
    James C. Malone, age 68, is a director. Mr. Malone has more than 35 years of financial leadership experience, having held the Chief Financial Officer position at several global healthcare companies. Currently, Mr. Malone is the Executive Vice President and Chief Financial Officer of XIFIN, Inc. a financial cloud computing company dedicated to optimizing the economics of healthcare, since February 2015. Mr. Malone served as the Chief Financial Officer and Executive Vice President of American Well Inc., a software technology and services company that brings healthcare into the homes and workplaces of patients, from September 2010 to January 2015. He served as Chief Financial Officer of Misys PLC, a multinational software company, from June 2007 to January 2009 and served as its Executive Vice President until January 2009. He joined Misys from The TriZetto Group, Inc., a provider of healthcare IT solutions and services to payers and providers, where he served as Chief Financial Officer from March 2004 to June 2007, Vice President of Finance from January 2004 until his appointment as Chief Financial Officer, Executive Vice President of Finance from January 2006 to June 2007, Senior Vice President of Finance from January 2004 until

January 2006 and also served as its Principal Accounting Officer. Prior to this, he served as Chief Financial Officer, Senior Vice President and Chief Administrative Officer of IMS Health Inc., a provider of information, services and technology for the healthcare industry. He served as Senior Vice President and Controller of Cognizant Corporation from 1995 to 1997. Mr. Malone also held management positions at Dun & Bradstreet, Reuben H. Donnelley, and Siemens AG and served as audit manager at Price Waterhouse. He also served as an executive director of Misys PLC from June 2007 to January 2009 and served as director of Allscripts Healthcare Solutions, Inc. (alternate name, Allscripts-Misys Healthcare Solutions, Inc.), which provides practice management and electronic health record technology to healthcare providers, from October 2008 to January 2009. He also served as a director of Cognizant Technology Solutions, Inc. Mr. Malone received his BS in Accounting from St. Francis College in 1973 and attended Pace University for graduate work in tax. He received his Certified Public Accountant certification from the State of New York in 1975. Mr. Malone’s qualifications as a director include his experience as a Chief Financial Officer in the technology industry (including in the health care technology sector) and his experience as an executive officer and director of various companies. Mr. Malone has been a director since 2013.
Jeffrey H. Margolis, age 54, is a director and has served as our Chairman of the Board since November 2015. Currently, Mr. Margolis is chairman and CEO of Welltok, Inc., a healthcare consumer engagement and software-as-a-service enterprise. Mr. Margolis is Chairman Emeritus of TriZetto Corporation, a recognized leader of in the provision of health information technology for payers and providers and the originator of the industry-vertical SaaS model, where he served as the founding CEO beginning in 1997, served as Chairman and CEO until 2010 (publically traded on NASDAQ from October 1999 - August 2008), and continued as Chairman until October 2011. Mr. Margolis also served as Senior Executive Advisor to the Oliver Wyman Health Innovation Center, an organization that identifies and disseminates ideas and best practices that aim to transform healthcare, during 2012 and 2013. From 1989 to 1997, Mr. Margolis served as Senior Vice President and Chief Information Officer of FHP International Corp. and its predecessors, a publicly-traded company that focused on the delivery of managed group and individual health care insurance and hospital and ambulatory-based clinical services along with a broad array of healthcare ancillary services. Earlier in his career, Mr. Margolis served in various positions with Andersen Consulting including his final position as Manager, Healthcare Consulting. Mr. Margolis currently serves on the board of directors of Alignment Healthcare, Inc., a private, for-profit population health management entity, and TriNetX, Inc., a private, for-profit data and software-as-a-service entity that supports clinical trials. He has previously served on a variety of other for-profit boards. He also has served on a number of not-for-profit boards of directors. Mr. Margolis is currently a director of Hoag Hospital in Newport Beach, California. He is a member of the board of governors at Cedars-Sinai in Los Angeles, California and is on the Advisory Boards of the University of California at Irvine’s Center for Healthcare Management & Policy and Center for Digital Transformation. A published author on topics of healthcare information technology and systems, Mr. Margolis earned a bachelor’s degree in business administration/management information systems with high honors from the University of Illinois in 1984, and holds CPA certificates (currently inactive) in Colorado and Illinois. Mr. Margolis has been a director since 2014.
Morris Panner, age 54, is a director. Mr. Panner is a long tenured executive with expertise in both healthcare software companies, including SaaS capabilities, and the law. Currently, Mr. Panner is the Chief Executive Officer of Ambra Health (formerly DICOM Grid), a cloud-based healthcare software company that manages diagnostic imaging and related healthcare data. Prior to joining Ambra Health in September 2011, Mr. Panner was the Chief Executive Officer of Townflier, Inc. and related affiliates that provide group communications services, from May 2010 to August 2011. Previously, from April 2000 to May 2010, he was Chief Executive Officer of OpenAir, Inc., a SaaS project management company, which he led from start-up to its successful acquisition by NetSuite Inc., a provider of an integrated web-based business software suite, in 2008. Following the acquisition, Panner led the OpenAir division of NetSuite, during which time he oversaw the acquisition and integration of OpenAir’s nearest competitor, QuickArrow, Inc., as well as the expansion of OpenAir internationally. Mr. Panner served as Chairman of the Board of the Software Division of the Software and Information Industry Association and currently serves as a board member. Mr. Panner is a lawyer who served as an Assistant United States Attorney, the Resident Legal Advisor in Bogota, Columbia for the U.S. Department of Justice and as the Principal, Deputy Chief of the Narcotics and Dangerous Drug Section of the U.S. Department of Justice. He currently serves on the board of directors of Unanet Technologies, Inc., a software development company specializing in services automation solutions for project-based companies, where he has served since 2012, and on the board of Drug Strategies, a nonprofit research institution on issues of drug addiction and treatment. Mr. Panner was previously a director of the Washington Office on Latin America, a not-for-profit organization, from 2003 to 2009. Mr. Panner graduated from Yale College with a BA in History in 1984 and from the Harvard Law School with a JD in 1988. Mr. Panner’s qualifications as a director include his executive experience at software companies, including at health care software companies, and his legal training. Mr. Panner has been a director since 2013.
Sheldon Razin, age 79, is a director and our Chairman Emeritus. He is the founder of our company and served as our Chairman of the Board from our incorporation in 1974 until his retirement as Chairman and his appointment as Chairman Emeritus in November 2015. Throughout his tenure as our Chairman, Mr. Razin has received several awards recognizing his service and contributions as a director. Mr. Razin’s honors at the national level include: winner in the Software Category of TechAmerica’s 52nd Annual Innovator Awards in 2010 and Chairman of the Year in the 2009 American Business Awards. He was also honored as a Director of the Year in Orange County’s 16th Annual Forum for Corporate Directors Awards in 2011, as the 2009 Ernst & Young Entrepreneur of the Year in the Healthcare Category for the Orange County and Desert Cities region and as a Finalist at the national level, and with the Excellence in Entrepreneurship Award from the Orange County Business Journal in

2009. Mr. Razin served as our Chief Executive Officer from 1974 until April 2000. Since our incorporation until April 2000, he also served as our President, except for the period from August 1990 to August 1991. Additionally, Mr. Razin served as our Treasurer from our incorporation until October 1982. Prior to founding our company, he held various technical and managerial positions with Rockwell International Corporation and was a founder of our predecessor, Quality Systems, a sole proprietorship engaged in the development of software for commercial and space applications and in management consulting work. Mr. Razin holds a B.S. degree in Mathematics from the Massachusetts Institute of Technology. Mr. Razin, as our founder, brings valuable knowledge to our Board regarding our history, operations, technology and marketplace. As evidenced by his awards, he has been and continues to be a technology and healthcare visionary as well as an outstanding entrepreneur whose insights and guidance are invaluable to Quality Systems. Mr. Razin has been a director since 1974.
Lance E. Rosenzweig, age 54, is a director. Mr. Rosenzweig currently serves as a director of Boingo Wireless. From January 2015 through December 2016, Mr. Rosenzweig served as Operating Executive of Marlin Operations Group, which works with Marlin Equity Partners, a global investment firm focused on providing corporate parents, shareholders and other stakeholders with tailored solutions that meet their business and liquidity needs. Previously, Mr. Rosenzweig served as Chief Executive Officer and President, Global Markets for Aegis USA, Inc., a leading business process outsourcing company with over 18,000 employees that services major corporations in the healthcare, financial services and other industries, from 2013 through the company’s sale to Teleperformance for $610 million in 2014. Mr. Rosenzweig served as the founder and Chief Executive Officer of LibertadCard, Inc., a provider of pre-paid debit and remit cards, since the company's inception in 2010 until November 2013. Mr. Rosenzweig has also co-founded and served as Chairman of the Board of PeopleSupport, Inc., a business process outsourcing company with over 8,000 employees and operations in the US, the Philippines and Costa Rica, since its inception in 1998, and as PeopleSupport’s Chief Executive Officer from 2002 through the company’s sale in 2008 for $250 million. Under Mr. Rosenzweig’s leadership as CEO, PeopleSupport went public in an IPO, was ranked by Fortune as the 9th fastest growing small public company in the U.S. and was named employer of the year in the Philippines. From 1993 to 1997, Mr. Rosenzweig was a founder, Chairman of the Board and President of Newcastle Group, a privately held plastics manufacturing company. He was also a founder of Unisite, a privately held wireless cell site management company, acquired by American Tower in 2000 for more than $200 million. Prior to 1993, Mr. Rosenzweig was a divisional vice president at GE Capital; a vice president in the investment banking group of Dean Witter (now Morgan Stanley); a vice president in the investment banking group of Capel Court Pacific, an Australian investment banking firm; and a corporate planning manager of Jefferson Smurfit Group, a multinational packaging company. Mr. Rosenzweig has a BS in Industrial Engineering and an MBA with honors every term, both from Northwestern University. Mr. Rosenzweig brings significant experience in international operations and successful offshore ventures. Mr. Rosenzweig has been a director since 2012.

NON-DIRECTOR EXECUTIVE OFFICERS

James R. Arnold, Jr., age 60, was appointed our Executive Vice President and Chief Financial Officer in March of 2016. Prior to joining the Company, Mr. Arnold served as Chief Financial Officer and Executive Board member of Kofax Ltd., a publicly traded software company, from June 2010 to May 2015, where Mr. Arnold participated in and facilitated the strategic process that resulted in the sale of Kofax Ltd.’s enterprise software division. From 2004 to 2009, Mr. Arnold was Senior Vice President at Nuance Communications, Inc., a publicly traded software company, where he also served as Chief Financial Officer from 2004 to 2008. Previously, Mr. Arnold held numerous other senior-level finance positions at technology companies, to include roles as Vice President Corporate Controller at Cadence Design Systems, Inc., Chief Financial Officer at Informix Software, Inc., and Corporate Controller at Centura Software Corporation. Additionally, from 2003 to 2010 he served as a director and chair of the audit committee at Selectica, Inc., where he also was co-chairman of the board in 2010. Earlier in his career, Mr. Arnold provided consulting and auditing services to companies in diverse industries while at Price Waterhouse LLP. Mr. Arnold holds a Bachelor of Business Administration degree in Finance from Delta State University in Oxford Mississippi, and a Master’s degree in Business Administration from Loyola University in New Orleans, Louisiana.
David A. Metcalfe, age 54, was appointed our Executive Vice President and Chief Technology Officer in February 2016. Prior to joining the Company, Mr. Metcalfe served as Vice President of R&D at Becton, Dickinson & Company, a leading worldwide medical technology company, from March 2015 to January 2016. Previously, Mr. Metcalfe was Vice President of Product Development at CareFusion Corp., a global medical technology company servicing the critical care market, from September 2012 to March 2015, at which time CareFusion was acquired by Becton, Dickinson & Company. From 2008 to 2012, Mr. Metcalfe was Vice President of Development for Allscripts Healthcare Solutions, a provider of healthcare information technology solutions. Earlier in his career, Mr. Metcalfe held numerous other senior-level development positions at technology companies. Mr. Metcalfe holds a Bachelor of Science in Instrumentation and Control Engineering from Teesside University in Middlesbrough, England.
Jocelyn A. Leavitt, age 34, was appointed our Executive Vice President, General Counsel and Secretary in June 2013. Ms. Leavitt has been with the Company since December 2011 and previously served as our Vice President, Associate General Counsel. Prior to joining our company, Ms. Leavitt served as the Senior Corporate Counsel of CoreLogic, Inc. (NYSE: CLGX), a

leading property information, analytics and services provider to the real estate and mortgage finance, insurance, transportation, capital markets and government sectors, from March to December in 2011. From 2007 to 2011, Ms. Leavitt was a corporate associate with the law firm of Latham & Watkins LLP where her practice focused on general corporate matters including public company representation, securities matters, mergers and acquisitions and capital markets. Ms. Leavitt holds a B.A. in English and Political Science from the University of California, Berkeley, a J.D. from Harvard Law School and is admitted to practice by the State Bar of California.
Daniel J. Morefield, age 58, is our former Executive Vice President and Chief Operating Officer. Prior to his resignation in April 2017, Mr. Morefield had served in this role since September of 2012. Mr. Morefield brought more than 30 years of experience to our Company, having spent the previous decade serving in various operational and technology leadership roles. Most recently, Mr. Morefield was President and Chief Executive Officer at LEADS360, Inc., the country’s largest and most successful sales lead management system company, from 2008 to 2011. Previously, Mr. Morefield was Chief Operations Officer at Experian Consumer Direct, a consumer credit report monitoring business, from 2006 to 2007. Mr. Morefield joined Overture Services, Inc., a paid search company, in 2001 and was Chief Information Officer from 2002 to 2005. Mr. Morefield holds a Bachelor of Arts degree in management science (quantitative economics) from the University of California, San Diego.
Scott E. Bostick, age 53, was appointed our Executive Vice President and Chief Operating Officer in April 2017 upon the resignation of Daniel J. Morefield from that position. Previously Mr. Bostick was our Chief Client Officer since March 2016. Prior to joining the Company, Mr. Bostick spent six years in a range of roles at CareFusion Corp., most recently as Senior Vice President of Americas Commercial Operations, prior to CareFusion’s acquisition by Becton, Dickinson and Company in March 2015. Earlier at CareFusion, he was Senior Vice President, U.S. Strategic Sales, and Senior Vice President and General Manager of CareFusion’s Pyxis medical dispensing division. Before CareFusion, Mr. Bostick spent nearly 10 years at Cardinal Health in a variety of positions. He holds a Bachelor of Science degree from the University of Florida, and participated in an executive education program at Boston University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated in the related footnotes, the following table sets forth information with respect to the beneficial ownership of our common stock as of the record date, June 23, 2017, by:

•	each of our directors and director nominees;

•	each of our named executive officers (“NEOs”);

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock; and

•	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities. To our knowledge, unless indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as indicated in the footnotes to the table below, shares of common stock underlying options, if any, that currently are exercisable or are scheduled to become exercisable for shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 63,144,814 shares of common stock outstanding as of the record date, June 23, 2017.
Unless otherwise indicated, the address of each of the beneficial owners named in the table is c/o Quality Systems, Inc., 18111 Von Karman Avenue, Suite 800, Irvine, California 92612. Messrs. Barbarosh, Bristol, Frantz, Malone, Margolis, Panner, Pflueger, Razin and Rosenzweig are current directors of our Company. Our director nominees are Messrs. Barbarosh, Bristol, Frantz, Malone, Margolis, Panner, Razin and Rosenzweig, and Ms. Klapstein. Our NEOs for our fiscal year 2017 were Messrs. Frantz, Arnold, Morefield, and Metcalfe, and Ms. Leavitt. Our executive officers as of the record date, June 23, 2017, are Messrs. Frantz, Arnold, Metcalfe and Bostick, and Ms. Leavitt.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned

Sheldon Razin	10,235,650		16.2%
Craig A. Barbarosh	50,869		*
George H. Bristol	46,658		*
Julie D. Klapstein	—		*
James C. Malone	31,414		*
Jeffrey H. Margolis	51,733		*
Morris Panner	29,939		*
D. Russell Pflueger	50,145		*
Lance E. Rosenzweig	33,857		*
Rusty Frantz	279,369	(1)	*
James R. Arnold, Jr.	232,765	(2)	*
Daniel J. Morefield	82,346	(3)	*
David A. Metcalfe	101,666	(4)	*
Jocelyn A. Leavitt	66,091	(5)	*
Scott E. Bostick	107,916	(6)	*
Ahmed Hussein	5,687,696	(7)	9.0%
Blackrock, Inc.	5,441,621	(8)	8.6%
Brown Capital Management, LLC	5,186,599	(9)	8.2%
The Vanguard Group	4,407,626	(10)	7.0%
The Brown Capital Management Small Company Fund	4,308,257	(9)	6.8%
All directors, director nominees and executive officers as a group	11,400,418	(11)	17.9%
___________________

*	Represents less than 1.0%.

(1)	Includes 155,000 shares underlying options.

(2)	Includes 62,500 shares underlying options.

(3)
Includes 60,000 shares underlying options. This information is derived from the most recent available information, a Form 4 filed by Mr. Morefield on December 29, 2016, and records maintained by the Company. Mr. Morefield resigned as the company's Executive Vice President and Chief Operating Officer effective April 15, 2017, after the end of the fiscal year 2017. He was one of our NEOs for fiscal year 2017.

(4)	Includes 50,000 shares underlying options.

(5)	Includes 49,000 shares underlying options.

(6)
Includes 56,250 shares underlying options. Mr. Bostick was appointed our Executive Vice President and Chief Operating Officer effective April 15, 2017, upon the resignation of Mr. Morefield from that position.

(7)
This information is derived from the most recent available information, a Form 4 filed by Ahmed Hussein on August 27, 2012. According to the Form 4, Mr. Hussein has beneficial ownership of 5,687,696 shares. Mr. Hussein is a former director of the Company who resigned on May 14, 2013.

(8)
This information is derived from a Schedule 13G/A filed by Blackrock, Inc. on January 25, 2017. According to the Schedule 13G/A, Blackrock, Inc. had sole power to vote 5,333,928 shares, sole power to dispose of 5,441,621 shares, and no shared power to vote or dispose of shares. The address for Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

(9)
This information is derived from a Schedule 13G/A filed by Brown Capital Management LLC as primary filer on February 9, 2017. According to the Schedule 13G/A, Brown Capital Management LLC had sole power to vote 5,546,216 shares, sole power to dispose of 9,494,856 shares and no shared power to vote or dispose of shares. The Brown Capital Management Small Company Fund, which is Managed by Brown Capital Management, LLC, had sole power to vote 4,308,257 shares, sole power to dispose of 4,308,257 shares and no shared power to vote or dispose of shares. The address for Brown Capital Management LLC and The Brown Capital Management Small Company Fund is 1201 N. Calvert Street, Baltimore, MD 21202.

(10)
This information is derived from a Schedule 13G filed by The Vanguard Group on February 10, 2017. According to the Schedule 13G, The Vanguard Group had sole power to vote 99,000 shares, shared power to vote 9,000 shares, sole power to dispose of 4,301,926 shares, and shared power to dispose of 105,700 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(11)	Includes 432,750 shares underlying options.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of March 31, 2017.

Plan Category	Number of Securities to be issued upon exercise of outstanding options (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation (excluding Securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,885,415	(1)	$15.41	7,876,341	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	2,885,415	(1)	$15.41	7,876,341	(2)
___________________

(1)	Represents shares of common stock underlying options outstanding under our 2005 Plan and 2015 Plan.

(2)
Represents shares of common stock available for issuance under options or awards that may be issued under our 2015 Plan. The material features of these plans are described in Note 13 to the Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017 filed with the SEC on May 19, 2017.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section describes our executive compensation programs for our named executive officers, or “NEOs”, for our fiscal year 2017 (which ended on March 31, 2017). These NEOs were:

•	John R. “Rusty” Frantz -- President and Chief Executive Officer, appointed July 2015

•	James R. Arnold -- Executive Vice President and Chief Executive Officer, appointed March 2016

•	Daniel J. Morefield -- Executive Vice President and Chief Operating Officer, resigned April 2017

•	David A. Metcalfe -- Executive Vice President and Chief Technology Officer, appointed February 2016

•	Jocelyn A. Leavitt -- Executive Vice President, General Counsel and Secretary, appointed June 2013
Executive Summary
Quality Systems, Inc., known to our clients as NextGen Healthcare, provides software, services and analytics solutions to the ambulatory care market. We are a healthcare information technology and services company that provides a customizable platform to empower physician practice success, enrich the patient care experience and lower the cost of healthcare. We compete for executive talent with a broad range of companies that are leaders in the software and healthcare information technology industries. We believe that our compensation program:
•aligns management’s interests with the interests of our shareholders;
•rewards strong Company financial performance;
•provides responsible and balanced incentives; and
•allows us to attract and retain effective executive leadership.
Accomplishments Achieved by Executive Team During Fiscal Year 2017
The Company is in the process of evolving into a more nimble, client-focused organization and this process is being led by a substantially new management team. During fiscal year 2017, our executive team, most of whom joined the Company within the last two years, continued to advance changes designed to more effectively support the execution of our new business strategy. The executive team successfully carried out a reorganization that improved our structure while achieving cost savings. The reorganization effort in fiscal year 2017 was part of a planned multi-year improvement program, which is being implemented by the substantially new leadership team and is not yet complete. Our strategic turnaround is intended to be evaluated over a period spanning more than merely one or two years, and fiscal year 2017 was the first full fiscal year in which the leadership team was assembled and working together.
So far in our strategic turnaround, we have simplified our usability, broadened our solution set, and increased visibility of our platform. The Company’s new product releases over the fiscal year resulted in significant improvements in client interest and defect reductions. Also, our client satisfaction scores improved substantially, as recognized by the KLAS organization recognizing us with a “most improved vendor” award for 2017. In addition, under the leadership of our executive team, during fiscal year 2017 we successfully integrated our HealthFusion acquisition and worked towards the successful acquisition of Entrada. These two key acquisitions enable the Company to move in new strategic directions into the market for cloud-based products as part of the new leadership’s strategy.
We believe our largely new executive team made substantial progress in fiscal year 2017 and will continue to build a Company that enables more efficient, integrated, and client-centered delivery of holistic solutions, which ultimately will improve growth, profit, and long-term shareholder value.
Shareholder Support for our Compensation Decisions; Evolution of Compensation Program
At our 2016 annual meeting of shareholders, our shareholders supported the compensation of our fiscal year 2016 NEOs with over 84% approval. For fiscal year 2017, the Compensation Committee somewhat revised the design and philosophy of our previous executive compensation program so that it is better tailored to the substantially new composition of our leadership team and more closely aligns with the Company’s strategy and market trends.
For fiscal year 2017, the Compensation Committee did not increase cash compensation for any executives above fiscal year 2016 levels, in keeping with the Company’s heightened emphasis on current cost savings pursuant to the Company’s new business strategy. The Compensation Committee placed a greater emphasis on equity compensation in fiscal year 2017 to reward value creation by the executive team over a longer time horizon. At the outset of fiscal year 2017, the Compensation Committee awarded the NEOs stock options, which we believe are naturally performance based because they provide value to the recipient only if the Company’s stock price appreciates. In December 2016 the NEOs received restricted stock awards (“RSAs”) and performance stock awards (“PSAs”) intended as forward awards under the fiscal year 2018 Executive Compensation Program

(i.e., fiscal year 2018 award value determinations will consider these December 2016 grants as though they occurred in fiscal year 2018).
For fiscal year 2017, the total direct compensation value for all of our NEOs was below the median of target total direct compensation for the Peer Group companies listed further below. Our NEOs’ combined actual total direct compensation value was below the Peer Group’s median target total direct compensation by an average of 14%. This below-median value includes the December 2016 equity awards that are intended to be a part of fiscal year 2018 compensation. Fiscal year 2017 total compensation value would have been even further below median value had those forward awards for fiscal year 2018 not been granted in December 2016. Our CEO’s reported fiscal year 2017 actual total direct compensation was 8% below the median target total direct compensation level of the Peer Group companies, even including the December 2016 equity awards that were intended as an advance on fiscal year 2018 equity compensation. Further, all of our NEOs had salary levels near the Peer Group median, and our CEO’s salary was below the median of Peer Group CEO salaries.
Fiscal year 2017 cash bonus amounts were calculated using Revenue and Non-GAAP Earnings Per Share (“Non-GAAP EPS”) performance measures. The Non-GAAP EPS performance measure is a non-GAAP financial measure. A reconciliation of this measure with the most directly comparable GAAP financial measures is provided below under the caption “Reconciliation of Non-GAAP Earnings Per Share Performance Measure with GAAP Financial Measures”. The Revenue and Non-GAAP EPS performance measures are the same measures of financial performance that the Company reports to its shareholders on a quarterly basis and the same measures on which the Company provides forward-looking financial guidance. These performance measures recognize both long-term shareholder value creation and short-term success on execution of our business plan.
We believe a significant portion of our NEOs’ compensation should be variable, at risk and tied directly to measurable performance. Consistent with these principles, a material portion of our NEOs’ compensation is in the form of performance-based incentives that are earned upon the attainment of pre-established financial goals.
Our Fiscal Year 2017 Performance Measures
Performance Measures for Cash Incentive Bonus
Under our 2017 Executive Compensation Program, each of our NEOs was eligible for cash incentive bonuses based on (i) Revenue for fiscal year 2017, and (ii) Non-GAAP EPS for fiscal year 2017. These annual performance metrics are the same measures of financial performance that the Company reports to its shareholders on a quarterly basis, and the same measures on which the Company provides forward-looking financial guidance, except that all revenues, expenses and dilutive shares associated with acquisitions or divestitures that close during the fiscal year are not included in the calculation of these performance measures. These performance measures recognize success on execution of our business plan, which we believe will create long-term value for our shareholders. For these reasons, we believe these are appropriate performance measures for our executive cash incentive bonus plan.
Non-GAAP EPS is a non-GAAP performance measure. A reconciliation of this performance measure to its most directly comparable financial measures prepared in accordance with GAAP is provided below. A presentation of our reconciliation of non-GAAP performance measures with their most directly comparable GAAP financial measures is also available in our fiscal year 2017 earnings release issued on May 19, 2017 and attached as an exhibit to our current report on Form 8-K filed with the SEC on May 19, 2017.
Reconciliation of Non-GAAP Earnings Per Share Performance Measure with GAAP Financial Measures
(in thousands, except per share data)

	Fiscal Year Ended March 31,
	2017	2016
Income before provision for income taxes - GAAP	$23,609	$6,320
Non-GAAP adjustments:
Acquisition and disposition costs, net	6,523	5,648
Amortization of acquired intangible assets	22,461	11,014
Amortization of deferred debt issuance costs	1,076	258
Loss on disposition of Hospital Solutions division and related costs	—	2,064
Restructuring costs	7,078	—
Securities litigation defense costs, net of insurance	1,798	(2,147)
Share-based compensation	7,497	3,295
Impairment of assets	—	32,832
Other non-run-rate expenses	3,009	4,199
Total adjustments to GAAP income before provision for income taxes:	49,442	57,163
Income before provision for income taxes - Non-GAAP	73,051	63,483
Provision for income taxes	22,281	19,362
Net income - Non-GAAP	$50,770	$44,121
Diluted net income per share - Non-GAAP	$0.82	$0.72
Weighted-average shares outstanding (diluted):	62,010	61,233

Non-GAAP EPS is a non-GAAP financial measure. This non-GAAP measure is not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, we have provided the reconciliation above of the non-GAAP financial measure to the most directly comparable financial measure. Other companies may calculate non-GAAP measures differently than we do, which limits comparability between companies. We believe that our presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding our financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We calculate non-GAAP diluted earnings per share by excluding net acquisition and disposition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, loss on disposition, restructuring costs, net securities litigation defense costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes. We utilize a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of our longer-term operations. The normalized non-GAAP tax rate applied to each quarter of the fiscal year 2016 and 2017 periods is 30.5%. The determination of this rate is based on the consideration of both historic and projected financial results. We intend to re-evaluate this normalized non-GAAP tax rate on an annual basis or more frequently if any significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or changes in expectations regarding tax regulations.
Performance Measure for December 2016 Performance Stock Awards (“PSAs”)
In December 2016, our NEOs were granted performance stock awards (“PSAs”) that have both time-based and stock price performance-based vesting requirements. The PSAs vest in equal 25% increments over four years, starting on the first anniversary of the grant date. However, no vesting occurs unless the Company’s stock has sustained a price of at least $15 for at least 120 consecutive calendar days, even if the time-based vesting requirements are met, in order to establish a minimum stock price threshold for shareholders. More information about the stock price-contingent vesting criteria for these performance stock awards is presented below under the caption “Compensation Details.”
Performance Measure for Legacy Multi-Year Performance Equity Incentive Bonus Plan (Not Part of Fiscal Year 2017 Executive Compensation Program)
Under a legacy multi-year performance equity incentive bonus plan adopted in previous years, Messrs. Franz and Morefield and Ms. Leavitt were eligible to earn equity incentive bonus awards in the form of restricted shares based on the Company’s average daily closing stock price during the thirty calendar day period following the end of fiscal year 2017. This legacy multi-year performance equity incentive bonus plan included a fiscal year 2017 performance period for the three eligible participants, who were participants in the program, but with new award opportunities discontinued beginning with the fiscal year

2017 Executive Compensation Program. More detailed information about these stock price-contingent equity awards from prior years is presented below under the caption “Compensation Details.”
Our Fiscal Year 2017 Performance and How our Performance Links to Pay
Fiscal year 2017 was a transition year for Quality Systems, financially and operationally, presenting both new challenges and new opportunities for the Company. Cash and equity incentives that could be earned in fiscal year 2017 were paid or forfeited accordingly to formula-based outcomes, except for a ten percent of target cash bonus adjustment that was made for all eligible participants except for the CEO and CFO (as discussed below). The results for our performance measures for fiscal year 2017 were as follows:

•
Performance Measure Results for Cash Incentive Bonus: Our Revenue for fiscal year 2017 was $509.6 million, compared with $492.5 million for fiscal year 2016. Our Non-GAAP EPS for fiscal year 2017 was $0.82, compared to $0.72 for fiscal year 2016. Based on the results of the cash incentive bonus performance measures, our NEOs earned formulaic cash bonuses equal to 70% of their respective bonus target amounts based on performance versus the Revenue and Non-GAAP EPS measures. As discussed in greater detail below under the caption “2017 Executive Compensation Program Terms and Results - Cash Incentive Bonuses,” our Compensation Committee determined in its discretion to increase the cash bonus payments to all bonus plan participants except for our CEO and CFO by ten percentage points relative to their target bonus to recognize progress in the Company’s strategic turnaround and the rigor of the original goals. Accordingly, these three NEOs were provided cash bonuses at 80% of their respective target amounts, while our CEO and CFO received cash bonuses at 70% of their respective target amounts based on the applicable formula.

•
Performance Measure Results for December 2016 Performance Stock Awards (“PSAs"): Our stock price did not achieve the performance criteria of at least $15 for 120 consecutive days as of the end of fiscal year 2017 (and has not achieved this performance requirement as of the date of this proxy statement). Also, none of these PSAs have met the minimum one year time-based vesting requirement. Accordingly, none of the PSAs vested in fiscal year 2017 and they have not yet vested as of the date of this proxy statement.

•
Performance Measure Results for Legacy Performance Equity Incentive Bonus Plan: Our average 30-day stock trading price for the period ending April 30, 2017 was $14.31. Based on the results of this performance measure, the stock-price contingent performance restricted stock awards outstanding from the previous year’s legacy performance equity incentive bonus plan were not earned for fiscal year 2017 and therefore were forfeited for failing to reach the price goals.

Equity as a Key Component of Compensation
Equity-based compensation helps to align the interests of our management team with those of our long-term shareholders by encouraging long-term performance. Multi-year vesting schedules create incentives for our officers to sustain performance over the long term and to encourage retention as the Company executes its new business strategy. Under the 2017 Executive Compensation Program, stock options, which were awarded in May 2016, vest in four equal, annual installments commencing on the first anniversary of the grant date. Equity-based compensation in the form of stock options represented about 39% of our NEOs’ aggregate compensation opportunities under the 2017 Executive Compensation Program. Restricted shares were not a component of the 2017 Executive Compensation Program at the program’s outset, but in December 2016 our NEOs were granted restricted stock awards (“RSAs”) and performance stock awards (“PSAs”) that vest in four equal, annual installments commencing on the first anniversary of the grant date and, in the case of the PSAs, subject to the achievement of stock price performance goals. The RSAs and PSAs represented about 33% of our NEO’s aggregate compensation opportunities under the 2017 Executive Compensation Program.
Balanced Pay Opportunities
The Compensation Committee evaluates our compensation programs annually to ensure they provide balanced and reasonable pay opportunities. In designing our compensation programs, our Compensation Committee is guided by the following compensation principles:

•
Compensation value at or below the peer group median. The total compensation values presented in the Summary Compensation Table in this proxy statement for our NEOs are an average of 14% below the median of target total compensation levels at the Peer Group companies reviewed in fiscal year 2017. Our CEO’s total compensation value presented in the Summary Compensation Table is 8% below the target total compensation value disclosed for Peer Group CEOs. We believe this below-median compensation value demonstrates a restrained compensation philosophy for NEOs in the midst of effecting a corporate turnaround, particularly given that our CEO, CFO, and CTO were hired fairly recently without outsized new-hire grants, and are only partially through the multi-year strategy shift they are implementing.

•
Restrained use of employment agreements and severance arrangements. Only our President and Chief Executive Officer, Mr. Frantz, has an employment agreement. Our NEOs are subject to change of control severance agreements that provide severance payments and other benefits upon termination of employment or a change of control of the Company, but only if the NEO is terminated by the Company without “cause”, or terminates his or her employment for “good reason” within the two month period before or 18 month period after a “change in control” of the Company. Also, our form equity award documents that apply generally to all employees, including our executive officers, contain double-trigger equity acceleration provisions that govern in the event of a qualifying termination in a change of control. Messrs. Frantz and Arnold were granted certain restricted stock awards that provide for partial accelerated vesting upon a qualifying termination not in connection with a change of control.

•
No perquisites; no tax gross-ups. We do not provide any meaningful perquisites to our NEOs, other than pooled use of a corporate van and a corporate apartment allowance for our Chief Financial Officer, as detailed in the Summary Compensation Table. We do not provide tax gross-ups to our NEOs in connection with perquisites or benefits.

•	No corporate aircraft. We do not provide a corporate aircraft for personal travel of any of our NEOs.

•
Executive stock ownership policy. We have an executive stock ownership policy designed to align our NEOs’ long-term interests with those of our shareholders and to discourage excessive risk taking. We recently increased the stock ownership level requirements, which previously were 25% of base salary, and now are 6 times base salary for our CEO and 2 times base salary for our other NEOs. Executive officers who have not achieved the ownership guideline requirements within five years are required to hold 100% of their after-tax profit shares acquired upon option exercises or following the vesting of other shares until they are in compliance.

•
Executive compensation recovery policy (“clawback”). Our incentive recoupment policy provides that all incentive compensation awarded to our NEOs may be recovered in the event of a financial restatement or intentional misconduct by the NEO.

Commitment to Strong Governance Standards
We are committed to adopting and maintaining good corporate governance standards with respect to our compensation programs, procedures and practices. As such, our Company’s and Compensation Committee’s practices include the following:

•	Independent compensation committee. Our Compensation Committee designs and oversees our executive compensation programs. The Compensation Committee is comprised entirely of independent directors.

•	Annual say-on-pay advisory vote. Since 2011, we have held annual say-on-pay advisory votes in accordance with good governance practices and to maintain accountability to our shareholders.

•
Performance goals. A material portion of our NEOs’ compensation is in the form of performance-based annual cash and equity incentives that are earned upon the attainment of pre-established financial or stock price goals. These goals are tied directly to the Company’s measurable performance and designed to align the interests of our executives with those of our shareholders. In fiscal year 2017, the cash bonus plan performance goals reflected growth of 5.6% for Revenue and 17.4% for Non-GAAP Earnings Per Share over results in fiscal year 2016.

•
Risk oversight. Our Compensation Committee oversees and periodically assesses the risks associated with our compensation structure, programs and practices to ensure they do not encourage excessive risk-taking.

•
Authority to engage independent consultants. Our Compensation Committee has the authority to engage its own independent compensation consultants, legal counsel or other advisers to assist in designing and assessing our executive compensation programs and pay practices. For fiscal year 2017, our Compensation Committee engaged Frederic W. Cook & Co., Inc. as its independent compensation consultant.

•
Prohibition on speculative trading. Board members, officers and employees are prohibited under the Company’s insider trading policy from engaging in short-term or speculative transactions in our Company’s shares.

Compensation Details
Compensation Philosophy, Objectives and Components
This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by executive officers and places in perspective the data presented in the tables and narratives that follow.

The Compensation Committee regularly assesses the Company’s compensation philosophy as well as target and actual compensation. The Compensation Committee is comprised solely of independent directors and has responsibility for overseeing the Company’s compensation programs, designing and managing our executive compensation programs and making recommendations to the Board concerning compensation matters for our employees and directors. The Compensation Committee attempts to create compensation paid to our executive officers that is responsible, balanced, performance based, and competitive. Our executive compensation program is designed to reward achievement of specific performance goals and increased shareholder value. By rewarding strong management performance in the achievement of these established goals, our executive compensation program helps to ensure that management’s interests are aligned with our shareholders’ and customers’ interests, with the ultimate objective of improving long-term shareholder value and customer satisfaction.
Our Compensation Committee designs compensation packages for our executive officers that include equity-based compensation as a key component. Our Compensation Committee believes that this use of equity-based compensation serves to further align the interests of our executive officers with those of our long-term shareholders by encouraging long-term performance. Our Compensation Committee also strives to enable us to recruit, retain and develop effective executive talent by creating compensation opportunities that are fair in light of the Company’s performance and market position.
The Compensation Committee meets following the end of the fiscal year without any members of management present to deliberate on and approve executive officer bonuses earned under the prior fiscal year’s compensation program and approve the compensation program for the next fiscal year. During the process, the Compensation Committee reviews performance assessments of the executive officers as well as market and industry data on compensation metrics and best practices.
The Compensation Committee assesses our Company-wide compensation structure, programs and practices to help ensure that our compensation programs do not incentivize excessive risk taking. Pursuant to this assessment, the Compensation Committee believes that the market level, the balance of cash and equity compensation, and the performance measures used in our compensation programs are effective and do not encourage excessive risk taking.
The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of an independent compensation consultant, legal counsel or other advisers to assist in carrying out the Compensation Committee’s duties and responsibilities. Prior to selecting a compensation adviser, the Compensation Committee shall assess whether work performed or advice rendered by such compensation adviser would raise any conflicts of interest. From time to time, the Compensation Committee has engaged independent compensation consultants to advise it on matters of Board and executive compensation. In each case, the Compensation Committee has utilized these compensation consultants to compile and present peer-group compensation data to the Compensation Committee, but did not delegate any authority to the consultants to determine or recommend the amount or form of executive compensation. For fiscal year 2017, our Compensation Committee engaged Frederic W. Cook & Co., Inc. as its independent compensation consultant, and there were no conflicts of interest with respect to this adviser. The Compensation Committee also consults publicly available compensation data from time to time as part of its executive compensation decisions.
Key components of the 2017 Executive Compensation Program were base salary in the form of cash, a cash incentive bonus program, and equity awards in the form of stock options, restricted stock awards, and performance stock awards. In addition, Messrs. Frantz and Morefield and Ms. Leavitt remained eligible to earn awards from prior grants made before fiscal year 2017 under a legacy multi-year performance equity incentive bonus plan dating to a previous year, pursuant to which restricted stock could be earned based on the Company’s average daily closing stock price during the thirty day calendar period following the end of fiscal year 2017. These stock price hurdles were not achieved and the eligible awards were not earned in fiscal year 2017, with the portion of these awards related to the year forfeited. The grant date fair value of these legacy performance incentive equity awards was disclosed in a prior proxy statement.
The Compensation Committee views the various components of compensation as related, but distinct, and believes that a significant percentage of total compensation should be allocated to performance incentives. The Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on performance, internal equity, stability and other considerations the Compensation Committee deems relevant. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. All NEOs were provided actual total compensation value in fiscal year 2017 that was below the median of the Peer Group companies referenced by the Compensation Committee.
The Compensation Committee provides NEOs with base salaries to compensate them for services rendered during the fiscal year. The use of base salaries provides stable compensation to officers, allows us to attract high caliber executive talent and provides a base upon which officers may be rewarded for individual performance. Base salaries for NEOs are determined based on positions and responsibilities using market data and considering individual performance, company-wide performance, future contribution potential, peer compensation levels and internal equity issues. The weight given to each of these factors can vary from individual to individual and from period to period. The Compensation Committee does not allocate specific, predetermined weighting to individual factors. Base salaries are intended to be set at levels that, in combination with other forms of compensation, offer the potential to attract, retain, and motivate qualified individuals. Base salaries are targeted to be moderate yet competitive. Based salaries for the NEOs in fiscal year 2017 were near the Peer Group median, and our CEO’s base salary was below the Peer Group median.
When evaluating the future contribution potential of an executive officer, the Compensation Committee considers, as particularly meaningful, the executive officer’s historic contributions to our earnings per share and revenue, particularly in light of the highly competitive industry in which we operate. Consideration is also given to the executive officer’s anticipated contributions to our future success. To a lesser extent, the Compensation Committee takes note, on an informal basis, of the competitive rates of pay in the corporate community, generally, and the relative standing of our compensatory practices in a peer group of similarly sized business software and healthcare information technology companies. The composition of this peer group is based on revenue, market capitalization, number of employees and other available data. For fiscal year 2017, this peer group (“Peer Group”) included the following companies:

Peer Group

•ACI Worldwide, Inc.
•Advisory Board Company
•Allscripts Healthcare Solutions, Inc.
•Aspen Technology, Inc.
•AthenaHealth, Inc.
•Blackbaud, Inc.
•Callidus Software Inc.
•CommVault Systems, Inc.
•Computer Programs & Systems, Inc.
•Ellie Mae, Inc.
•Fair Isaac Corporation
•HMS Holdings Corp.
•Infoblox Inc.
•Jive Software, Inc.
•Manhattan Associates Inc.
•MedAssets
•MicroStrategy Incorporated
•Omnicell, Inc.
•Progress Software Corporation
The Peer Group companies were in the same size range as our Company at the time data were reviewed for fiscal year 2017 compensation decisions, with the Peer Group companies’ revenue ranging between approximately 0.33 times and 2.75 times our Company’s revenue when the data were used, and with our Company’s trailing four quarters’ revenue equal to $499 million, which was nearly equivalent to the Peer Group companies’ median revenue of $535 million. The largest company in the Peer Group, Allscripts, had revenue of approximately 2.75 times our Company’s revenue when chosen and is one of our direct competitors for customers and talent in the healthcare information technology space. The next largest Peer Group company, ACI Worldwide, had revenue of 2.05 times our revenue.
The Compensation Committee does not rely on benchmark data exclusively and does not target a specific percentile, although our NEOs were provided actual fiscal year 2017 total compensation value (as reported in the Summary Compensation Table in this proxy statement and consisting of salary, actual bonus, and the grant date fair value of all equity awards granted in fiscal year 2017) that is below the median of the target total direct compensation disclosed by the Peer Group companies, by an average of 14%.
2017 Executive Compensation Program Terms and Results
Based on the principles described above under the caption “Compensation Philosophy, Objectives and Components,” on May 17, 2016, our Compensation Committee approved the initial features of the 2017 Executive Compensation Program, which includes base salaries in the form of cash, options to purchase the Company’s common stock, and cash incentive compensation components. In December 2016, our Compensation Committee approved restricted stock awards and performance stock awards that were both intended as an advance on fiscal year 2018 compensation. In addition, certain NEOs (i.e., Messrs. Frantz and Morefield, and Ms. Leavitt) were eligible to earn performance equity compensation awards under a previous year’s legacy multi-year grants that will continue through the end of fiscal year 2018. The performance equity awards made in prior years were not earned in fiscal year 2017 and the portion that was eligible to be earned was forfeited.

The cash incentive bonus compensation component for each of our NEOs was based on Revenues and Non-GAAP EPS for fiscal year 2017. The performance stock awards are subject to accelerated vesting upon the achievement of specified stock price performance goals. The legacy equity incentive bonus compensation component for eligible NEOs was based on the Average 30 Day Trading Price during the thirty day calendar period ending the April 30th following the fiscal year end for fiscal year 2017.
Base Compensation - Cash
Salary levels are considered annually as part of our Compensation Committee’s performance review process. Fiscal year 2017 salaries were not increased from fiscal year 2016 levels, in recognition of the cost containment efforts related to the Company’s business turnaround strategy and the focus on long-term value creation and long-term compensation. The Compensation Committee kept cash salaries for our NEOs at the same levels or lower levels as in fiscal year 2016, as follows:

•	John R. Frantz - $600,000

•	James R. Arnold - $400,000

•	Daniel J. Morefield - $400,000

•	David A. Metcalfe - $400,000

•	Jocelyn A. Leavitt - $334,000

Other Cash Payments

Cash Separation Payment. Pursuant to a Separation Agreement and General Release dated as of March 31, 2017 and effective as of April 15, 2017, Mr. Morefield received a lump sum separation payment of $450,333 in connection with his resignation as Executive Vice President and Chief Operating Officer. Additional description of Mr. Morefield’s separation arrangements is discussed in the section of this proxy statement captioned “Separation Agreement with Mr. Morefield” under the Summary Compensation Table.

Cash Incentive Bonuses

The following table sets forth the potential cash incentive bonuses payable to each of our NEOs under the 2017 Executive Compensation Program:

Name	Target Cash Bonus as % of Base Salary	Potential Cash Bonus Amount
Rusty Frantz	100%	$600,000
James R. Arnold	60%	240,000
Daniel J. Morefield	60%	240,000
David A. Metcalfe	60%	240,000
Jocelyn A. Leavitt	50%	167,000

For each of our NEOs in fiscal year 2017, (i) 50% of the target cash incentive bonus was based on the Revenue performance measure for fiscal year 2017, and (ii) 50% of the target cash incentive bonus was based on the Non-GAAP EPS performance measure for fiscal year 2017. The table below depicts the percentage of the potential cash bonus for each level of Revenue and Non-GAAP EPS achievement. The total cash incentive bonus percentage to be awarded is identified by where the Revenue number on the vertical y-axis intersects with the Non-GAAP EPS number on the horizontal x-axis.

FY17 Executive Cash Incentive Bonus Payouts

NonGAAP EPS and Revenue

		$0.73	$0.74	$0.75	$0.76	$0.77	$0.78	$0.79	$0.80	$0.81	$0.82	$0.83	$0.84	$0.85	$0.86	$0.87	$0.88	FY17 EPS
Rev	Payout	0%	10%	20%	30%	40%	50%	60%	70%	80%	90%	100%	110%	120%	130%	140%	150%	Payout
$540	150%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	115.0%	120.0%	125.0%	130.0%	135.0%	140.0%	145.0%	150.0%	
$538	145%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	112.5%	117.5%	122.5%	127.5%	132.5%	137.5%	142.5%	147.5%	
$536	140%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	115.0%	120.0%	125.0%	130.0%	135.0%	140.0%	145.0%	
$534	135%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	112.5%	117.5%	122.5%	127.5%	132.5%	137.5%	142.5%	
$532	130%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	115.0%	120.0%	125.0%	130.0%	135.0%	140.0%	
$530	125%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	112.5%	117.5%	122.5%	127.5%	132.5%	137.5%	
$528	120%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	115.0%	120.0%	125.0%	130.0%	135.0%	
$526	115%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	112.5%	117.5%	122.5%	127.5%	132.5%	
$524	110%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	115.0%	120.0%	125.0%	130.0%	
$522	105%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	112.5%	117.5%	122.5%	127.5%	
$520	100%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	115.0%	120.0%	125.0%	
$519	95%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	112.5%	117.5%	122.5%	
$518	90%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	115.0%	120.0%	
$517	85%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	112.5%	117.5%	
$516	80%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	115.0%	
$515	75%	37.5%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	112.5%	
$514	70%	35.0%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	110.0%	
$513	65%	32.5%	37.5%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	107.5%	
$512	60%	30.0%	35.0%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	105.0%	
$511	55%	27.5%	32.5%	37.5%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	102.5%	
$510	50%	25.0%	30.0%	35.0%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%	
$509	45%	22.5%	27.5%	32.5%	37.5%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	97.5%	
$508	40%	20.0%	25.0%	30.0%	35.0%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	
$507	35%	17.5%	22.5%	27.5%	32.5%	37.5%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	92.5%	
$506	30%	15.0%	20.0%	25.0%	30.0%	35.0%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	
$505	25%	12.5%	17.5%	22.5%	27.5%	32.5%	37.5%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	87.5%	
$504	20%	10.0%	15.0%	20.0%	25.0%	30.0%	35.0%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	
$503	15%	7.5%	12.5%	17.5%	22.5%	27.5%	32.5%	37.5%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	
$502	10%	5.0%	10.0%	15.0%	20.0%	25.0%	30.0%	35.0%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	
$501	5%	2.5%	7.5%	12.5%	17.5%	22.5%	27.5%	32.5%	37.5%	42.5%	47.5%	52.5%	57.5%	62.5%	67.5%	72.5%	77.5%	
$500	0%	(0.0%)	5.0%	10.0%	15.0%	20.0%	25.0%	30.0%	35.0%	40.0%	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%

For purposes of the 2017 Executive Compensation Program, our cash incentive bonus performance measures obtained the following results: Revenue was $509.6 million and Non-GAAP EPS was $0.82. Accordingly, pursuant to the table above, the Revenue performance measure applied at the $510 level in the table’s left-most column achieved a payout level of 50%, and the Non-GAAP EPS performance measure applied at the $0.82 level in the table’s top row achieved a payout level of 90%. Based on the combined achievements of the performance measures, the NEOs earned cash incentive bonus payments at 70% of the applicable target levels (i.e., the point where the 50% Revenue row intersects with the 90% Non-GAAP EPS column). However, our CEO requested an increase of ten target percentage points (i.e., from 70% of target level to 80% of target level) to the cash incentive bonuses for our NEOs, consistent with his determination to grant a similar ten percentage point increase above achievement levels under all cash incentive bonus plans applicable to other, non-executive officer employees of the Company. The request for the discretionary increase was based on several factors. These included that the budget and performance targets for the non-executive employee cash bonus plans were developed when a majority of the executive team had recently arrived at the Company. After gaining additional experience managing the Company, and after successfully engineering a reorganization of the Company’s structure, the executive team had identified the need to further update the budget. The original bonus plan goals were not modified to recognized the revised budget, but under the revised budget, the non-executive employees would have achieved cash incentive bonus payments at the 100% level. In addition, our CEO made his determination to increase non-executive officer employee cash incentive bonuses by ten percent of target in recognition of the progress the Company has made on key operational and strategic initiatives in fiscal year 2017, as set forth below:

•	Successful execution of a reorganization that improved the Company’s organizational structure while achieving cost savings.

•	New product releases that achieved significant improvements in client interest and defect reductions.

•	Significant improvement in client satisfaction scores to exceed internal Company targets, as further recognized by KLAS awarding the company the most improved vendor award in 2017.

•	Successful acquisition and integration of HealthFusion, and work towards the successful acquisition of Entrada - two key acquisitions that enabled the Company to move in new strategic directions.
On May 18, 2017, based on our results for the 2017 fiscal year and the terms of the 2017 Executive Compensation Program, our Compensation Committee authorized the award of the cash incentive bonus payments under the 2017 Executive Compensation Program at 70% of target for Messrs. Frantz and Arnold (i.e., the formulaic bonus percentages) and 80% of target for Messrs. Morefield and Metcalfe, and Ms. Leavitt (i.e., reflecting the same 10% of target increase as was provided to the

Company’s non-executive employees for their fiscal year 2017 cash bonuses). These cash incentive bonus outcomes are set forth in the table below.

Name	Target Cash Bonus	Cash Bonus Earned
Rusty Frantz	$600,000	$420,000
James R. Arnold	240,000	168,000
Daniel J. Morefield (1)	240,000	192,000
David A. Metcalfe	240,000	192,000
Jocelyn A. Leavitt	167,000	133,600

(1)
Mr. Morefield resigned as our Executive Vice President, Chief Operating Officer, effective April 15, 2017. Pursuant to the separation agreement entered into between the Company and Mr. Morefield, he was eligible to receive a cash payment equal to the value of his cash bonus payable under the 2017 Executive Compensation Program, subject to the Company’s attainment of applicable performance goals for the fiscal year ending March 31, 2017.

Stock Options
Under the 2017 Executive Compensation Program, each NEO, with the exceptions of Messrs. Arnold and Metcalfe, were provided a grant of options to purchase the Company’s common stock on May 24, 2016, with an exercise price of $12.93. The Compensation Committee did not award stock options to Messrs. Arnold and Metcalfe under the 2017 Executive Compensation Program because these executive officers had very recently joined the company in the last quarter of fiscal year 2016 and had received stock option grants upon their appointment to the Company (250,000 stock options were granted to Mr. Arnold on March 1, 2016, and 200,000 stock options were granted to Mr. Metcalfe on February 1, 2016). The options that were granted vest in four equal, annual consecutive installments, beginning on the first anniversary of the initial grant date, and will expire eight years after their grant. The options were issued pursuant to the Company’s 2015 Equity Incentive Plan and standard form of option award agreement. The number of stock options granted to each NEO under the 2017 Executive Compensation Program is set forth in the table below:

Name	Options
Rusty Frantz	300,000 (1)
James R. Arnold	N/A
Daniel J. Morefield	120,000 (2)
David A. Metcalfe	N/A
Jocelyn A. Leavitt	60,000

(1)
Does not include 100,000 options to purchase shares of the Company’s common stock granted to Mr. Frantz on May 31, 2016, pursuant to the Executive Employment Agreement, dated June 3, 2015, between the Company and Mr. Frantz (the “Employment Agreement”). Described in the Employment Agreement as an Option Bonus, the Compensation Committee approved this grant for Mr. Frantz in connection with his hiring as the Company’s President and Chief Executive Officer on July 1, 2015, with eligibility for the grant conditional upon Mr. Frantz remaining in good standing as an employee of the Company or a subsidiary of the Company through May 31, 2016.

(2)
Mr. Morefield resigned as the Company’s Executive Vice President and Chief Operating Officer, effective April 15, 2017. Following Mr. Morefield’s resignation, these stock options, none of which had vested, were cancelled.

In addition to the May 24, 2016 stock option grant under the 2017 Executive Compensation Program, Mr. Frantz was granted 100,000 stock options on May 31, 2016 pursuant to his Employment Agreement, as described in footnote 1 to the table above. This grant was contractual and was viewed by the Compensation Committee as a fiscal year 2015 compensation decision, since it was agreed to during fiscal year 2015 while Mr. Frantz was being hired from outside the Company.
Restricted Stock Awards and Performance Stock Awards Made in December 2016
Effective December 29, 2016, our Compensation Committee granted restricted stock awards (“RSAs”) and performance stock awards (“PSAs”) to our executive officers as part of the equity component of our fiscal year 2018 Executive Compensation Program. These awards were granted to provide an additional unvested stake in the Company’s future potential in light of fairly modest new hire grants provided to most of the executive team at the start of their employment. Our general practice in previous years was to grant equity awards to executive officers in May of each year. However, the Compensation Committee determined to grant these forward awards on an earlier timeframe - in December 2016 rather than May 2017 - in order to provide better alignment of our executives and shareholders, focus our executives on stock price performance, incentivize executive retention, and foster greater consistency with market practices. Accordingly, our NEOs were not granted any equity awards in May 2017 (i.e., near the beginning of fiscal year 2018) as they had been near the beginning of previous fiscal years.
Although the RSAs and PSAs were made during fiscal year 2017 and therefore appear in the fiscal year 2017 compensation tables in this proxy statement, they are viewed as advances on our fiscal year 2018 Executive Compensation Program. Nevertheless, the fiscal year 2017 total direct compensation values for our NEOs, as indicated in the Summary Compensation Table of this proxy statement, are below the Peer Group median target total compensation values for all positions, even including the value of the RSAs and PSAs that were considered advances on the next year’s compensation. The Compensation Committee views total compensation value below the median target total compensation of our peers as indicative of the reasonableness of our executive compensation program, particularly since fiscal year 2017 includes both fiscal year 2017 equity awards and advances on a portion of fiscal year 2018 equity compensation.

Name	Restricted Stock Awards ("RSAs")	Grant Date Value	Performance Stock Awards ("PSAs")	Grant Date Value
Rusty Frantz	65,000	$854,750	35,000	$372,050
James R. Arnold	52,000	683,800	28,000	297,640
Daniel J. Morefield (1)	7,583	99,716	4,083	43,402
David A. Metcalfe	33,583	441,616	18,083	192,222
Jocelyn A. Leavitt	7,583	99,716	4,083	43,402
Scott E. Bostick (2)	33,583	441,616	18,083	192,222

(1) Effective April 15, 2017, Mr. Morefield resigned as the Company’s Executive Vice President and Chief Operating Officer. Upon his resignation, Mr. Morefield’s RSAs and PSAs were cancelled.
(2) Effective April 15, 2017, concurrent with the effectiveness of Mr. Morefield’s resignation from the Company, Mr. Bostick was appointed as the Company’s Executive Vice President and Chief Operating Officer. Mr. Bostick is one of our executive officers for our fiscal year 2018 Executive Compensation Program and is therefore included in this table.

Restricted Stock Awards (“RSAs”) Made in December 2016
The RSAs vest in four equal increments, with 25% of the total shares vesting on each of the first four anniversaries of the grant date, subject in each case to the NEO’s continued service to the Company. In the event of a change in control of the Company either during the executive officer’s service to the Company or within two months following an involuntary termination of the executive officer without cause, the RSAs are eligible for 100% accelerated vesting. The RSAs granted to Messrs. Frantz and Arnold are also eligible for accelerated vesting with respect to up to 50% of the RSAs’ grant date value (reduced by the value of any shares that vest based on service) if they experience a qualifying termination of employment and satisfy certain other eligibility conditions set forth in the relevant agreements (including provision of a full release of claims).
Performance Stock Awards (“PSAs”) Made in December 2016
The PSAs are subject to both time and performance-based vesting requirements. The PSAs vest in four equal increments, with 25% of the total shares vesting on each of the first four anniversaries of the grant date, subject in each case to the NEO’s continued service to the Company and the achievement of the performance goal. The performance goal is defined as achievement of at least a $15 per share average closing price of the Company’s common stock on NASDAQ over any period of 120 consecutive calendar days prior to the fourth anniversary of the date of grant. The Compensation Committee set the performance goal at $15, with a requirement that this price be sustained for at least 120 consecutive days, in order to ensure that the executive team achieves at least this threshold level of stock value for the shareholders before the shares can vest. Once the performance goal is achieved for the required period, the PSAs shall vest only as to the number of shares for which the NEO has already satisfied the time-based vesting requirement. In the event of a change in control of the Company either during the NEO’s service to the Company or within two months following an involuntary termination of the NEO without cause, the PSAs are eligible for 100% accelerated vesting, but only if the consideration payable in the change of control is equal to at least the performance goal (i.e., $15 per share of the Company’s common stock). In the event of a change in control where the consideration is not $15 per share or more, the PSAs will be forfeited.
Performance Equity Incentive Bonus Plan - Restricted Shares Under Prior Multi-Year Legacy Plan (Not Part of Fiscal Year 2017 Executive Compensation Program)
Under a legacy multi-year equity incentive bonus arrangement from a prior year’s executive compensation program, Messrs. Frantz and Morefield and Ms. Leavitt were, and Mr. Frantz and Ms. Leavitt are, eligible to receive an aggregate of up to

210,000 restricted shares of common stock over a three year period based on the Company meeting certain average 30 day trading price targets for the thirty day periods ending April 30th following the end of each of fiscal years 2016 (i.e., April 30, 2016), 2017 (i.e. April 30, 2017), and 2018 (i.e., April 30, 2018) as indicated in the table below. This equity incentive bonus program has continuing effect through fiscal year 2018 for eligible NEOs who were grandfathered into the program, but was not part of the 2017 Executive Compensation Program. Awards that are not earned in their period are forfeited. Because no awards were earned during the fiscal year 2016 and fiscal year 2017 periods, these awards relating to those periods were forfeited for all eligible NEOs. The fiscal year 2018 performance period under this program is not yet complete, but the awards would be forfeited if the fiscal year were to end as of the date of this proxy statement based on the Company’s current stock price.

Name	Aggregate Potential Shares over Three Year Period	Potential Shares for the Post Fiscal Year 2016 Period (3)	Potential Shares for the Post Fiscal Year 2017 Period (3)	Potential Shares for the Post Fiscal Year 2018 Period
Rusty Frantz (1)	150,000	45,000	45,000	60,000
Daniel J. Morefield (2)	30,000	9,000	9,000	12,000
Jocelyn A. Leavitt	30,000	9,000	9,000	12,000

(1)
Mr. Frantz joined the Company on July 1, 2015, after the beginning of the 2016 fiscal year. Any equity incentive bonus payable to Mr. Frantz pursuant for the fiscal year 2016 period was to be prorated as a percentage of days of fiscal year 2016 Mr. Frantz was employed by the Company.

(2)
Mr. Morefield departed the Company effective April 15, 2017. Pursuant to the terms of Mr. Morefield’s separation agreement described under the caption “Separation Agreement with Mr. Morefield” under the Summary Compensation Table, Mr. Morefield is not eligible for any awards based on the Company’s average 30 day stock trading price following the end of the 2018 fiscal year.

(3)	Because the minimum average 30 day trading price targets for the applicable periods were not met, no awards were earned and all awards were forfeited.

For each of our NEOs eligible for the equity incentive bonus, (i) 30% of the aggregate equity incentive bonus amount set forth in the table above was calculated based on the average 30 day trading price for the thirty calendar day period ending April 30, 2016, (ii) 30% of the aggregate equity incentive bonus amount set forth in the table above was calculated based on the average 30 day trading price for the thirty calendar day period ending April 30, 2017, and (iii) 40% of the aggregate equity incentive bonus amount set forth in the table above will be calculated based on the average 30 day trading price for the thirty calendar day period ending April 30, 2018.
The portions of the equity incentive bonus based on average 30 day trading price for the thirty day period ending April 30, 2016 (i.e., the first year of this three-year equity incentive bonus program) were determined as follows:

Average 30 Day Trading Price	% of Criteria Amount
$20.00	10.0%
$22.00	20.0%
$24.00	30.0%

The portions of the equity incentive bonus based on the average 30 day trading price for the thirty day period ending April 30, 2017 were determined as follows:

Average 30 Day Trading Price	% of Criteria Amount
$26.00	10.0%
$28.00	20.0%
$30.00	30.0%

The portions of the equity incentive bonus based on the average 30 day trading price for the thirty day period ending April 30, 2018 will be determined as follows:

Average 30 Day Trading Price	% of Criteria Amount
$32.00	10.0%
$34.00	20.0%
$36.00	40.0%

The percentage shown in the right hand columns was or will be awarded when the stated level is reached as a step function. An average 30 day trading price of no less than the value stated in the left hand columns must be achieved to reach each bonus level. Accordingly, there was and will be no partial credit, proration or extrapolation between levels. The amount of equity bonus granted was and will be the percentage earned according to the relevant fiscal year average 30 day trading price of each of our NEOs’ total available potential equity incentive shares.
The average 30 day trading price for the thirty calendar day period ended April 30, 2017 was $14.31. Accordingly, no awards were earned by eligible NEOs for the fiscal year 2017 period of this program, and all awards for this period were forfeited, as set forth in the table below.

Name	Post Fiscal 2017 Target Equity Bonus (shares)	Equity Bonus Earned (shares)
Rusty Frantz	45,000	—
James R. Arnold	N/A	N/A
Daniel J. Morefield	9,000	0
David A. Metcalfe	N/A	N/A
Jocelyn A. Leavitt	9,000	0

2018 Executive Compensation Program Terms
Based on the principles described above under the caption “Compensation Philosophy, Objectives and Components,” on December 2, 2016, May 17, 2017 and June 8, 2017, our Compensation Committee approved the components of the 2018 Executive Compensation Program for our executive officers for the fiscal year ending March 31, 2018. The 2018 Executive Compensation Program includes three components: (i) base salaries in the form of cash, (ii) cash incentive bonus compensation, and (iii) equity awards in the form of restricted stock awards (“RSAs”) and performance stock awards (“PSAs”). As set forth above under the caption “Restricted Stock Awards and Performance Stock Awards Made in December 2016”, the RSAs and PSAs granted in December 2016 were intended as forward awards as a component of the 2018 Executive Compensation Plan. In addition, the Compensation Committee determined that it may grant future equity awards under the 2018 Executive Compensation Program, but has deferred any such potential equity awards until a later date in its discretion. The cash incentive compensation component for each of our executive officers will be based on two performance measures for fiscal year 2018, which are the same performance measures used for fiscal year 2017: Revenue and Non-GAAP EPS. Any revenues, expenses, and dilutive shares associated with acquisitions and divestitures that close prior to the end of fiscal year 2018 will not be included in the calculation of these performance measures. A reconciliation of Non-GAAP EPS with the most directly comparable GAAP financial measures is provided above under the caption “Reconciliation of Non-GAAP Earnings Per Share Performance Measure with GAAP Financial Measures”. Our executive officers for fiscal year 2018 are Messrs. Frantz, Arnold, and Metcalfe, and Ms. Leavitt, as well as Mr. Scott A. Bostick, who became our Executive Vice President and Chief Operating Officer effective April 15, 2017 upon the resignation of Mr. Morefield from that position on that date.
Base Salaries
Salary levels are considered annually as part of our Compensation Committee’s performance review process. From time to time, the Compensation Committee will approve adjustments in the base salary of our executive officers based on its assessment of the Company’s competitiveness for executive talent, organizational structure, market trends, and the interplay of the base salary component with other features and components in our overall executive compensation program. Under the 2018 Executive Compensation Program, the Compensation Committee increased cash salaries for our executive officers by 3% over fiscal year 2017 levels, as follows:

•	John R. Frantz - $618,000;

•	James R. Arnold - $412,000;

•	David A. Metcalfe - $412,000;

•	Scott E. Bostick - $412,000;

•	Jocelyn A. Leavitt - $344,020;

Cash Incentive Bonuses

The following table sets forth the potential cash incentive bonus payable to each of our executive officers under the 2018 Executive Compensation Program:

Name	Target Potential Cash Bonus as % of Base Salary	Target Potential Cash Bonus Amount
Rusty Frantz	100%	$618,000
James R. Arnold	60%	247,200
David A. Metcalfe	60%	247,200
Scott E. Bostick	60%	247,200
Jocelyn A. Leavitt	60%	206,412

Under the 2018 Executive Compensation Program, the cash incentive bonus performance measures are the same as those used for fiscal year 2017, and are calculated in the same manner as in fiscal year 2017: Revenue and Non-GAAP Earnings Per Share (“Non-GAAP EPS”). These performance measures are the same measures of financial performance that the Company reports to its shareholders on a quarterly basis, and the same measures on which the Company provides forward-looking financial guidance, except that all revenues, expenses and dilutive shares associated with acquisitions or divestitures closed after the 2018 Executive Compensation Program was fully approved and before the end of the fiscal year are not included in the calculation of these performance measures. These performance measures recognize both long-term shareholder value creation and short-term success on execution of our business plan. For these reasons, we believe these are appropriate performance measures for our executive cash incentive bonus plan
In the fiscal year 2018 program, as in the fiscal year 2017 program, for each of our executive officers, (i) 50% of the potential cash incentive bonus is based on the Revenue performance measure, and (ii) 50% of the potential cash incentive bonus is based on the Non-GAAP EPS performance measure. Under the Revenue performance measure for fiscal year 2018, the cash incentive bonus plan is calibrated to pay 90% of each executive officer’s bonus target for 100% achievement of the fiscal year 2018 Revenue target, which is $524.7 million. The Compensation Committee determined this to be an appropriate Revenue target based on the management team’s budget as the Company’s turnaround strategy continues and the Company pursues an evolving revenue profile. The plan pays 100% of target for achieving $529.9 million in Revenue. Under the Non-GAAP EPS performance measure for fiscal year 2018, the cash incentive bonus plan is calibrated to pay 85% of each executive officer’s bonus target for 100% achievement of the fiscal year 2018 Non-GAAP EPS target, which is $0.72. The Compensation Committee determined that this Non-GAAP EPS target appropriately aligns with the fresh management team’s business turnaround strategy, which includes investing in organic and non-organic growth opportunities. The plan pays 100% of target for achieving $0.77 in Non-GAAP EPS, which is viewed as highly challenging as the Company shifts its business mix and invests in future growth opportunities.

Legacy Multi-Year Performance Equity Incentive Bonus Plan (not part of Fiscal Year 2018 Executive Compensation Program)

Under a legacy multi-year performance equity incentive bonus plan dating to a prior year that was not reimplemented for fiscal year 2018 but that has carry-over effect for Mr. Frantz and Ms. Leavitt, these two NEOs remain eligible to earn restricted stock awards based on the Company meeting certain average 30 day stock price targets for the thirty day period ending April 30th subsequent to the end of fiscal year 2018 (i.e., April 30, 2018). This equity incentive bonus plan has continuing effect through fiscal year 2018 for Mr. Frantz and Ms. Leavitt, who were grandfathered into the plan, but was discontinued beginning with the fiscal year 2017 Executive Compensation Program. Mr. Frantz is eligible to receive up to 60,000 restricted shares, and Ms. Leavitt is eligible to receive up to 12,000 restricted shares, based on the Average 30 Day Trading Price of the Company’s common stock for the thirty day period ending April 30, 2018. A detailed description of this plan is provided in the “2017 Executive Compensation Program Terms and Results” section above, under the caption “Performance Equity Incentive Bonus Plan - Restricted Shares Under Prior Multi-Year Legacy Plan.” These performance shares are not currently tracking to be earned as of the date of this proxy statement, although the performance period is not yet complete.

General Terms for the 2018 Executive Compensation Program
The following terms will apply to all officers participating in our 2018 Executive Compensation Program:

•
For purposes of calculating cash incentive bonuses for all officers, both the Revenue and Non-GAAP EPS performance measures shall be defined and calculated consistent with the methodology used by the Company in its fiscal year 2018 earnings release, provided that Revenue and Non-GAAP EPS shall not include any revenues, expenses, and dilutive shares associated with acquisitions and divestitures that occur after the 2018 Executive Compensation Program was fully approved and prior to the end of fiscal year 2018. The calculation of Non-GAAP EPS will be adjusted for stock splits.

•	Officer must be in good standing as a full time employee of the Company (or a wholly owned subsidiary thereof) on May 31, 2018 to be eligible to receive the cash incentive bonus.

•	Officer is not allowed to be compensated for work outside of his or her work for the Company without the prior written approval of our Board.

•	Officer must have executed the Company’s standard confidential information and non-compete agreement.

•
Payment of cash incentive compensation shall only be as approved by the Compensation Committee based on, among other things, audited financial statements, and subject to the Company’s standing compensatory policies (e.g., the Company’s Clawback Policy and Executive Stock Ownership Policy), as such policies may be amended by the Company or applicable law.

•	The quantity of equity awards will adjust pro-rata with any stock splits that may occur.

•	Officer must be in compliance with the Company’s Executive Stock Ownership Policy to receive cash bonus and equity awards.

Other Benefits
We have a 401(k) plan available to substantially all of our employees. Participating employees may defer each year up to the limit set in the Internal Revenue Code of 1986, as amended (the “Code”). The annual company contribution is determined by a formula set by our Board and may include matching and/or discretionary contributions. Matching contributions for the NEOs are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year Ended March 31, 2017.
We have a deferred compensation plan available for the benefit of officers and employees who qualify for inclusion. The plan is described below in connection with the Nonqualified Deferred Compensation Table for Fiscal Year ended March 31, 2017.
These retirement plans may be amended or discontinued at the discretion of our Board.

Perquisites and Other Personal Benefits
We do not provide any meaningful perquisites to our NEOs, other than gym membership reimbursement, pooled use of a corporate van and a corporate apartment allowance for our Chief Financial Officer, as detailed in the Summary Compensation Table for Fiscal Year Ended March 31, 2017. We do not provide tax gross-ups to our NEOs in connection with perquisites or benefits.

Executive Stock Ownership Policy
In early fiscal year 2018, we improved our executive stock ownership policy to better align our executive officers’ long-term interests with those of our shareholders and to discourage excessive risk taking. Previously, our policy required executive officers to acquire 25% of their base salary value in shares. The revised policy requires all executive officers to acquire within five years, and retain for the full duration of their tenure as executive officers, shares of the Company’s common stock with a value of at least six times annual base salary for our Chief Executive Officer and two times annual base salary for our other executive officers. Executive officers who have not achieved the policy requirements within five years are required to hold all of their after-tax profit shares acquired upon option exercises or other share vestings until they achieve compliance.

Insider Trading Policy
We have an insider trading policy that generally prohibits Board members, officers and employees from transacting in our Company's shares while in the possession of material nonpublic information and from engaging in short-term or speculative transactions in our Company’s shares, including short sales, publicly traded options, hedging transactions, holding Company shares in a margin account, pledging Company shares as collateral and standing and limit orders.

Clawback Policy for Compensation Recovery
In order to better align our officers’ long-term interests with those of our Company and our shareholders, we have an executive compensation recovery policy that claws back incentive compensation awarded to an executive officer if the result of a performance measure upon which such award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award. If the result of a performance measure was considered in determining the award, but the award was not made on a formulaic basis, the Compensation Committee will determine the appropriate amount of the recovery. In addition, the Compensation Committee has the authority to recover incentive compensation if an executive officer engaged in intentional misconduct that contributed to an award of incentive compensation that was greater than would have been awarded in the absence of such misconduct

Tax and Accounting Implications
Deductibility of Executive Compensation
As part of its role, our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless the compensation qualifies as performance-based. Our Compensation Committee currently intends that all cash compensation paid will be tax deductible for us. However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options should be deductible, to the extent that an option constitutes an incentive stock option, gains recognized by the optionee will not be deductible if there is no disqualifying disposition by the optionee. In addition, if we grant restricted stock or restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the employee. Also, in certain situations, our Compensation Committee may approve compensation that does not meet deductibility qualifications, in order to ensure competitive levels of total compensation for our executive officers.
Accounting for Stock-Based Compensation
We account for stock-based payments in accordance with Accounting Standard Codification Topic 718, Compensation-Stock Compensation. For further information regarding our accounting for stock-based payments, refer to Note 2 to the Financial Statements contained in our Form 10-K for the fiscal year ended March 31, 2017.

Summary Compensation Table for Fiscal Year Ended March 31, 2017

The following table provides certain summary information concerning the compensation for the fiscal years ended March 31, 2017, 2016 and 2015 for the individuals who served as our principal executive officer (i.e., Mr. Frantz), our principal financial officer (i.e., Mr. Arnold), and the three other most highly compensated executive officers whose total compensation exceeded $100,000 during fiscal year 2017 and who were serving as executive officers at the end of fiscal year 2017 (i.e., Mr. Morefield, Ms. Leavitt, and Mr. Metcalfe) (collectively, the “NEOs”). No executive officers that would have otherwise been includable in the table on the basis of total compensation for fiscal year 2017 have been excluded by reason of their termination of employment or change in officer status during that year.

Name and Title	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compen-sation ($) (2)	Change in Pension Value and Nonquali-fied Deferred Compen-sation Earnings ($) (3)	All Other Compen-sation ($) (4)	Total ($)
Rusty Frantz
President and	2017	$600,008	$—	$1,226,961	$1,967,000	$420,000	$8,363	$34,785	$4,257,117
Chief Executive Officer (5)	2016	450,006	—	315,250	384,000	236,250	—	1,537	1,387,043
	2015 *	—	—	—	—	—	—	—	—
James R. Arnold, Jr.
Executive Vice President and	2017	400,005	—	981,569	—	168,000	—	52,585	1,602,159
Chief Financial Officer (6)	2016	33,333	—	1,134,120	1,280,000	14,000	—	4,269	2,465,722
	2015 *	—	—	—	—	—	—	—	—
Daniel J. Morefield
Executive Vice President and	2017	408,638	—	143,138	593,040	192,000	—	15,404	1,352,220
Chief Operating Officer (7)	2016	460,682	—	—	55,095	163,450	7,699	2,678	689,604
	2015	446,810	—	—	70,080	312,708	4,435	2,289	836,322
David A. Metcalfe
Executive Vice President and	2017	400,005	—	633,922	—	192,000	—	29,641	1,255,568
Chief Technology Officer (8)	2016	66,667	190,000	—	930,000	28,000	—	2,037	1,216,704
	2015 *	—	—	—	—	—	—	—	—
Jocelyn A. Leavitt
Executive Vice President,	2017	350,516	—	143,138	296,520	133,600	—	5,326	929,100
General Counsel and	2016	343,269	—	—	55,095	116,900	5,648	418	521,330
Secretary	2015	328,789	2,363	—	70,080	223,871	3,264	405	628,772
____________

*	Amounts are not reported, as the individual was not a Company employee or NEO during any part of the fiscal year.

(1)
The amounts in the Stock Awards and Option Awards columns reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended March 31, 2017, included in our Annual Report on Form 10-K filed with the SEC on May 19, 2017.

(2)	The amounts reflected in this column represent the amount earned as cash incentive compensation in the fiscal year.

(3)
The amounts reflected in this column represent our Company’s contribution to Nonqualified Deferred Compensation. Earnings are not included in this column as earnings are not considered above-market or preferential.

(4)
The amounts reflected in this column represent our Company’s contributions to the 401(k) plan, long-term disability insurance, gym membership reimbursement, and pooled use of the Company’s corporate van for Messrs. Frantz and Metcalfe. The 401(k) plan contribution amounts for fiscal year 2017 were: Mr. Frantz - $11,250; Mr. Arnold - $7,973; Mr. Morefield - $5,273; Mr. Metcalfe - $7,613; Ms. Leavitt - $1,253. The long-term disability insurance amounts for fiscal year 2017 were: Mr. Frantz - $6,344; Mr. Arnold - $4,508; Mr. Morefield - $8,332; Mr. Metcalfe - $4,836; Ms. Leavitt - $2,274. Gym membership reimbursement was $1,800 for each NEO. The value of use of the corporate van was $15,392 for each of Messrs. Frantz and Metcalfe. In addition, the amount reflected in this column for Mr. Arnold includes $38,304 in reimbursement for a corporate apartment, as provided for in Mr. Arnold’s employment offer letter.

(5)
Mr. Frantz was appointed President and Chief Executive Officer effective July 1, 2015. Mr. Frantz’s compensation for fiscal year 2016 consists of non-prorated amounts earned from July 1, 2015 through the end of fiscal year 2016 in March 31, 2016, as well as a signing grant of 150,000 stock options and 25,000 restricted shares pursuant to the terms of Mr. Frantz’s employment agreement.

(6)
Mr. Arnold was appointed Executive Vice President and Chief Financial Officer effective March 1, 2016. Mr. Arnold’s compensation for fiscal year 2016 consists of non-prorated amounts earned from March 1, 2016 through the end of fiscal year 2016 on March 31, 2016, as well as a signing grant of 250,000 stock options and 72,700 restricted shares pursuant to Mr. Arnold’s employment offer.

(7)	Mr. Morefield resigned as the company's Executive Vice President and Chief Operating Officer effective April 15, 2017, after fiscal year 2017 ended on March 31, 2017.

(8)
Mr. Metcalfe was appointed Executive Vice President and Chief Technology Officer effective February 1, 2016. Mr. Metcalfe’s compensation for fiscal year 2016 consists of non-prorated amounts earned from February 1, 2016 through the end of fiscal year 2016 on March 31, 2016, as well as a signing bonus of $190,000 and a signing grant of 200,000 stock options pursuant to Mr. Metcalfe’s employment offer.

Compensation Program Information
Additional information about our executive compensation program can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

Separation Agreement with Mr. Morefield
In connection with Mr. Morefield’s resignation from his position as Executive Vice President and Chief Operating Officer of the Company, the Company entered into a separation agreement with Mr. Morefield effective after fiscal year 2017 ended, on April 15, 2017. Pursuant to the separation agreement, Mr. Morefield received a lump sum separation payment of $450,333 following his departure from the Company.
The separation agreement also provided that the Company would reimburse Mr. Morefield for his and his spouse’s continued coverage under the Company’s group health care plan until April 15, 2018 (or until such earlier date as Mr. Morefield becomes eligible for coverage under another employer’s group health care plan). Mr. Morefield, but not his spouse, elected to receive such coverage, and he was continuing to receive such coverage as of the date of this proxy statement.
Pursuant to the separation agreement, subject to the Company’s attainment of applicable performance goals for the full fiscal year ending March 31, 2017, Mr. Morefield was eligible to receive a cash payment equal to the prorated value of his cash bonus payable under the 2017 Executive Compensation Program that is tied to the Company's fiscal year 2017 performance. Based on the Company’s performance, Mr. Morefield received a cash bonus of $192,000. Please see the Compensation Discussion and Analysis section of this proxy statement for additional information on cash bonuses.

Employment Agreement with Mr. Frantz
The Company has an employment agreement with Mr. Frantz effective July 1, 2015 that details the terms of his employment as our President and Chief Executive Officer. The term of the employment agreement is “at will”. However, the employment agreement contains various termination and change-in-control provisions as described below under “Potential Payments on Termination of Employment or Change-in-Control.”
Pursuant to the employment agreement and as part of Mr. Frantz’s new hire compensation package, we granted Mr. Frantz (i) options to purchase up to 150,000 shares of our common stock at an exercise price of $12.80 and a grant date of August 17, 2015, which options have an eight year term and vest in five, equal annual installments commencing July 1, 2016; and (ii) 25,000 shares of restricted common stock, with a grant date of August 17, 2015, which restricted shares will vest in three equal, annual consecutive installments with the first vesting date occurring on July 1, 2016. In addition, following the end our 2016 fiscal year, we granted Mr. Frantz options to purchase up to 100,000 shares of our common stock at an exercise price of $12.71. These options were approved in connection with Mr. Frantz’s commencement of employment during our fiscal year 2016 but had a deferred grant date of May 31, 2016 conditioned upon Mr. Frantz remaining employed through that date, with an exercise price of $12.71 (the closing price of our stock on May 31, 2016), which options have an eight year term and vest in in five equal, annual installments with the first vesting date occurring on May 31, 2017. Also, Mr. Frantz’s employment agreement provided him eligibility under our 2016 Executive Compensation Program to receive a cash incentive bonus, as well as an equity incentive bonus in the form of restricted shares, depending on the Company’s fiscal year 2016 performance. The employment agreement also provides that Mr. Frantz shall receive three weeks of vacation each year. For a full description of Mr. Frantz’s potential cash and equity incentive awards for fiscal year 2017, please see the disclosure under “2017 Executive Compensation Program Terms” above.

Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2017

The following table sets forth information regarding plan-based awards granted to our NEOs during the fiscal year ended March 31, 2017.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares or Stock or Units (#) (4)	All Other Stock Awards: Number of Securities Under-lying Options (#)	Exer-cise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (5)
Name	Grant Date (2)	Thres-hold ($)	Target ($) (3)	Maxi-mum ($) (3)	Thres-hold Perform-ance Shares (3)	Target Perform-ance Shares (3)	Maxi-mum Perform-ance Shares (3)

Rusty Frantz		$—	$600,000	$900,000	—	45,000 (7)	45,000 (7)	—	—	—	—
	5/24/16	—	—	—	—	—	—	—	300,000	$12.93	1,482,600
	5/31/16	—	—	—	—	—	—	—	100,000	12.71	484,400
	12/29/16	—	—	—	—	—	—	65,000	—	—	854,750
	12/29/16	—	—	—	—	35,000 (8)	35,000 (8)	—	—	—	372,211
James R. Arnold, Jr.		—	240,000	360,000	—	—	—	—	—	—	—
	12/29/16	—	—	—	—	—	—	52,000	—	—	683,800
	12/29/16	—	—	—	—	28,000 (8)	28,000 (8)	—	—	—	297,769
Daniel J. Morefield (6)		—	240,000	360,000	—	9,000 (7)	9,000 (7)	—	—	—	—
	5/24/16	—	—	—	—	—	—	—	120,000	12.93	593,040
	12/29/16	—	—	—	—	—	—	7,583	—	—	99,716
	12/29/16	—	—	—	—	4,083 (8)	4,083 (8)	—	—	—	43,421
David A. Metcalfe		—	240,000	360,000	—	—	—	—	—	—	—
	12/29/16	—	—	—	—	—	—	33,583	—	—	441,616
	12/29/16	—	—	—	—	18,083 (8)	18,083 (8)	—	—	—	192,305
Jocelyn A. Leavitt		—	167,000	250,500	—	9,000 (7)	9,000 (7)	—	—	—	—
	5/24/16	—	—	—	—	—	—	—	60,000	12.93	296,520
	12/29/16	—	—	—	—	—	—	7,583	—	—	99,716
	12/29/16	—	—	—	—	4,083 (8)	4,083 (8)	—	—	—	43,421
____________________

(1)
The actual cash and equity incentive compensation paid is described above under the heading “Compensation Discussion and Analysis-2017 Executive Compensation Program Payouts” and represents threshold, target, and maximum cash or share incentive awards possible based on fiscal year 2017 performance. The actual cash incentive compensation paid is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. The compensation cost of the options actually awarded under the 2017 Executive Compensation Program is included in the “Option Awards” column of the Summary Compensation Table above. Information regarding the number of shares underlying the performance shares actually awarded under the 2017 Executive Compensation Program is included in the Outstanding Equity Awards at Fiscal Year End March 31, 2017 table below.

(2)	All equity grants in fiscal year 2017 were made under our 2015 Equity Incentive Plan.

(3)	The amounts set forth in these columns reflect the threshold, target and maximum cash or share incentive awards possible based on fiscal year 2017 performance.

(4)
These amounts represent restricted awards granted to each NEO on December 29, 2016 and vest in four equal, annual installments commencing one year after the grant date. Accordingly, the unvested shares are scheduled to vest on December 29, 2017, December 29, 2018, December 29, 2019, and December 29, 2020.

(5)
The amounts set forth in these column reflects the grant date fair value of the stock awards and stock option awards, computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended March 31, 2017, included in our Annual Report on Form 10-K filed with the SEC on May 19, 2017.

(6)	Mr. Morefield resigned as the company's Executive Vice President and Chief Operating Officer effective April 15, 2017, after the end of the fiscal year 2017.

(7)
These amounts represent restricted shares that eligible NEOs (for fiscal year 2017, these were Messrs. Frantz and Morefield, and Ms. Leavitt) could have earned under a legacy multi-year performance equity incentive bonus plan adopted in a previous year but that was not part of the 2017 Executive Compensation Program. This legacy multi-year performance equity incentive bonus plan had continuing effect for fiscal year 2017 for the three eligible participants, who were grandfathered into the program. This plan provided that certain NEOs are eligible to receive restricted shares of common stock based on the Company’s stock price meeting certain average 30 day trading price targets for the thirty day periods ending April 30th following the end of the fiscal year. The stock price targets for the current fiscal year were not met. Accordingly, the shares were not earned and were forfeited. Please see the Compensation Discussion and Analysis section of this proxy statement for additional information.

(8)
These amounts represent performance stock awards that were granted to certain executive officers on December 29, 2016. These awards are subject to the executive officer's continued service and achievement of certain Company performance goals. Please see the Compensation Discussion and Analysis section of this proxy statement for additional information.

Outstanding Equity Awards at Fiscal Year Ended March 31, 2017

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Rusty Frantz	30,000	120,000	(2)	—	$12.80	08/17/23	—		$—	—		—
	—	300,000	(3)	—	12.93	05/24/24	—		—	—		—
	—	100,000	(4)	—	12.71	05/31/24	—		—	—		—
	—	—		—	—	—	16,666	(12)	213,325	—		—
	—	—		—	—	—	65,000	(13)	854,750	—		—
	—	—		—	—	—	—		—	35,000	(15)	460,250
James R. Arnold, Jr.	62,500	187,500	(5)	—	15.60	03/01/24	—		—	—		—
	—	—		—	—	—	48,466	(14)	756,070	—		—
	—	—		—	—	—	52,000	(13)	683,800	—		—
	—	—		—	—	—	—		—	28,000	(15)	368,200
Daniel J. Morefield (1)	16,000	4,000	(6)	—	18.42	09/25/20	—		—	—		—
	8,000	12,000	(7)	—	15.99	06/03/22	—		—	—		—
	3,000	12,000	(8)	—	16.64	05/22/23	—		—	—		—
	—	120,000	(3)	—	12.93	05/24/24	—		—	—		—
	—	—		—	—	—	7,583	(13)	99,716	—		—
	—	—		—	—	—	—		—	4,083	(15)	53,691
David A. Metcalfe	50,000	150,000	(9)	—	14.20	02/01/24	—		—	—		—
	—	—		—	—	—	33,583	(13)	441,616	—		—
	—	—		—	—	—	—		—	18,083	(15)	237,791
Jocelyn A. Leavitt	6,400	1,600	(10)	—	29.17	05/24/20	—		—	—		—
	6,000	4,000	(11)	—	17.95	05/29/21	—		—	—		—
	8,000	12,000	(7)	—	15.99	06/03/22	—		—	—		—
	3,000	12,000	(8)	—	16.64	05/22/23	—		—	—		—
	—	60,000	(3)	—	12.93	05/24/24	—		—	—		—
	—	—		—	—	—	7,583	(13)	99,716	—		—
	—	—		—	—	—	—		—	4,083	(15)	53,691
________________________

(1)
Mr. Morefield resigned as the company's Executive Vice President and Chief Operating Officer effective April 15, 2017, after the end of the fiscal year 2017. Any options awarded to Mr. Morefield terminate and are forfeited on the date that is three months after his separation date. Any unvested restricted shares awarded to Mr. Morefield terminated and were forfeited upon his separation date.

(2)	Option was granted August 17, 2015 and vests in five equal, annual installments commencing on each of the following dates: July 1, 2016, July 1, 2017, July 1, 2018, July 1, 2019 and July 1, 2020.

(3)
Option was granted May 24, 2016 and vests in four equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 24, 2017, May 24, 2018, May 24, 2019 and May 24, 2020.

(4)
Option was granted May 31, 2016 and vests in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 31 2017, May 31, 2018, May 31, 2019, May 31, 2020 and May 31, 2021.

(5)
Option was granted March 1, 2016 and vests in four equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on March 1, 2018, March 1, 2019 and March 1, 2020.

(6)
Option was granted September 25, 2012 and vests in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on September 25, 2017.

(7)
Option was granted June 3, 2014 and vests in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on June 3, 2017, June 3, 2018 and June 3, 2019.

(8)
Option was granted May 22, 2015 and vests in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 22, 2017, May 22, 2018, May 22, 2019 and May 22, 2020.

(9)
Option was granted February 1, 2016 and vests in four equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on February 1, 2018, February 1, 2019 and February 1, 2020.

(10)
Option was granted May 24, 2012 and vests in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 24, 2017.

(11)
Option was granted May 23, 2013 and vests in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 29, 2017 and May 29, 2018.

(12)
Restricted stock award was granted August 17, 2015 and vests in three equal, annual installments commencing one year after the grant date. Accordingly, the remaining unvested shares are scheduled to vest on July 1, 2017 and July 1, 2018.

(13)
Restricted stock award was granted December 29, 2016 and vests in four equal, annual installments commencing one year after the grant date. Accordingly, the remaining unvested shares are scheduled to vest on December 29, 2017, December 29, 2018, December 29, 2019 and December 29, 2020.

(14)
Restricted stock award was granted March 1, 2016 and vests in three equal, annual installments commencing one year after the grant date. Accordingly, the remaining unvested shares are scheduled to vest on March 1, 2017, March 1, 2018 and March 1, 2019.

(15)
Performance stock award was granted December 29, 2016 and vests in four equal, annual installments commencing one year after the grant date, subject in each case to the executive officer’s continued service and achievement of certain Company performance goals.

Option Exercises and Stock Vested During Fiscal Year Ended March 31, 2017

The following table sets forth information regarding options exercised and stock awards vested during fiscal year 2017 for our NEOs. Value realized on exercise is based on the difference between the per share exercise price and the closing sale price of a share of our common stock on the exercise date.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Rusty Frantz	—	$—	8,334	(2)	$100,758
James R. Arnold, Jr.	—	—	24,234		373,809
Daniel J. Morefield (1)	—	—	—		—
David A. Metcalfe	—	—	—		—
Jocelyn A. Leavitt	—	—	—		—

(1)	Mr. Morefield resigned as the company's Executive Vice President and Chief Operating Officer effective April 15, 2017, after the end of the fiscal year 2017.

(2)	Includes 3,131 shares cancelled on July 1, 2016 to cover the tax liability which arose as a result of the vesting.

Pension Benefits

We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of any NEO.

Nonqualified Deferred Compensation for Fiscal Year Ended March 31, 2017

The following table sets forth information regarding our defined contribution or other plan that provides for the deferral of compensation for any NEO on a basis that is not tax-qualified. Participating employees may defer between 5% and 50% of their compensation per plan year. In addition, we may, but are not required to, make contributions into the deferral plan on behalf of participating employees. Each employee’s deferrals together with earnings thereon are accrued as part of the long-term liabilities of our company. Investment decisions are made by each participating employee from a family of mutual funds. To offset this liability, we have purchased life insurance policies on some of our participants. We are the owner and beneficiary of the policies and the cash values are intended to produce cash needed to help make the benefit payments to employees when they retire or otherwise leave our company. Distributions will be paid out to participants either upon retirement, death, termination of employment or upon termination of the nonqualified deferred compensation plan. Distribution will generally equal the deferral amount plus or minus earnings or losses and will be in the form of a lump sum of five annual installments as elected by the participant should the account balance exceed $25,000.

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Rusty Frantz	$15,000	$—	$407	$—	$15,407
James R. Arnold, Jr.	—	—	—	—	—
Daniel J. Morefield (1)	76,299	7,699	(1,612)	—	124,092
David A. Metcalfe	—	—	—	—	—
Jocelyn A. Leavitt	48,364	5,648	(2,598)	—	232,351

(1)	Mr. Morefield resigned as the company's Executive Vice President and Chief Operating Officer effective April 15, 2017, after the end of the fiscal year 2017.

Potential Payments Upon Termination of Employment or Change-in-Control

The following discussion describes and illustrates potential payments to our NEOs under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment, assuming a March 31, 2017 termination date.

Change in Control Severance Agreements

Effective December 27, 2016, the Company entered into change of control severance agreements with each of the NEOs. Additional information on these agreements can be found in the Compensation Discussion and Analysis section of this proxy statement. Under the change in control severance agreements, if the NEO is terminated by the Company without “cause”, or terminates his or her employment for “good reason” within the two-month period before or 18-month period after a “change in control” of the Company, he or she is entitled to the following benefits:

•
Mr. Frantz: (i) severance equal to 150% of base salary and target bonus, (ii) 18 months of Company-paid continuation health benefits, (iii) prorated current year cash bonus based on actual performance and (iv) certain other limited benefits, including outplacement services and legal fee reimbursement.

•
Other NEOs: (i) severance equal to 100% of base salary and target bonus, (ii) 12 months of Company-paid continuation health benefits, (iii) prorated current year cash bonus based on actual performance and (iv) certain other limited benefits, including outplacement services and legal fee reimbursement.

Assuming a change in control followed by a qualifying termination as of March 31, 2017, our NEOs would have been eligible for the following payments under the change of control severance agreements.

Named Executive Officer	Severance (2)	Continuation of Health Benefits (3)	Cash Bonus (4)	Outplacement Services (5)	Legal Fee Reimbursement (5)	Total

Rusty Frantz	$1,800,000	$31,029	$420,000	$42,000	$5,000	$2,388,029
James R. Arnold, Jr.	960,000	21,045	168,000	42,000	5,000	1,232,045
Daniel J. Morefield (1)	960,000	7,068	192,000	42,000	5,000	1,218,068
David A. Metcalfe	960,000	16,143	192,000	42,000	5,000	1,227,143
Jocelyn A. Leavitt	751,500	—	133,600	42,000	5,000	940,450

(1)	Mr. Morefield resigned as the company's Executive Vice President and Chief Operating Officer effective April 15, 2017, after the end of the fiscal year 2017.

(2)	These amounts are calculated based on fiscal year 2017 salary and target bonus amounts, both at 100%, with the exception for Mr. Frantz, as his salary amount is calculated at 150%.

(3)	These amounts are calculated based on actual average monthly health coverage costs for each respective NEO for fiscal year 2017 and pro-rated 18 months for Mr. Frantz and 12 months for the other NEOs.

(4)	These amounts are actual cash bonus earned for fiscal year 2017, which ended on March 31, 2017.

(5)	The amounts in these columns represent the maximum amount of benefits that would be reimbursed to each respective NEO, upon a qualifying termination in connection with a change in control.

Restricted Stock Awards and Performance Stock Awards Made in December 2016
Effective December 29, 2016, the Company granted restricted stock awards (“RSAs”) and performance stock awards (“PSAs”) to the NEOs, intended as advances on fiscal year 2018 equity awards. In the event of a “change in control” of the Company either during the NEO’s service to the Company or within two months following an involuntary termination of the NEO without “cause”, the RSAs and PSAs are eligible for 100% accelerated vesting, but, in the case of the PSAs, only if the Company performance goals are achieved as of the change in control. The RSAs granted to Mr. Frantz and Mr. Arnold are also eligible for accelerated vesting with respect to up to 50% of the RSAs’ grant date value (reduced by the value of any shares that vest based on service) if they experience a qualifying termination of employment outside a change in control context and satisfy certain other eligibility conditions set forth in the agreements (including provision of a full release of claims). Additional information on the RSAs and PSAs can be found in the Compensation Discussion and Analysis section of this proxy statement.
Acceleration of December 2016 Restricted Stock Awards (“RSAs”) - Upon Qualifying Termination in Connection with Change in Control

Assuming a qualifying termination in connection with a change of control as of March 31, 2017, our NEOs would have been eligible for the following payments under the RSAs granted in December 2016 based on 100% accelerated vesting.

Named Executive Officer	Value of Accelerated RSAs (2)

Rusty Frantz	$990,600	(3)
James R. Arnold, Jr.	792,480	(4)
Daniel J. Morefield (1)	115,565	(5)
David A. Metcalfe	511,805	(6)
Jocelyn A. Leavitt	115,565	(5)

(1)	Mr. Morefield resigned as the company's Executive Vice President and Chief Operating Officer effective April 15, 2017, after the end of the fiscal year 2017.

(2)	Monetary value is calculated based on the unvested outstanding shares and our $15.24 market close stock price as of March 31, 2017.

(3)	Value consists of a restricted award granted on December 29, 2016 with 65,000 unvested shares.

(4)	Value consists of a restricted award granted on December 29, 2016 with 52,000 unvested shares.

(5)	Value consists of a restricted award granted on December 29, 2016 with 7,583 unvested shares.

(6)	Value consists of a restricted award granted on December 29, 2016 with 33,583 unvested shares.
Acceleration of December 2016 Restricted Stock Awards (“RSAs”) - Upon Qualifying Termination not in Connection with Change in Control

Assuming a qualifying termination not in connection with a change in control as of March 31, 2017, Messrs. Frantz and Arnold would have been eligible for the following payments under the RSAs granted in December 2016 based on 50% accelerated vesting.

Named Executive Officer	Value of Accelerated RSAs (1)

Rusty Frantz	495,300 (2)
James R. Arnold, Jr.	396,240 (3)

(1)	Monetary value is calculated based on the unvested outstanding shares and our $15.24 market close stock price as of March 31, 2017.

(2)	Value consist of a restricted award granted on December 29, 2016 with 65,000 unvested shares as of March 31, 2017, at a 50% value rate.

(3)	Value consist of a restricted award granted on December 29, 2016 with 52,000 unvested shares as of March 31, 2017, at a 50% value rate.

Acceleration of December 2016 Performance Stock Awards (“PSAs”) - Upon Qualifying Termination in Connection with Change in Control

Assuming a qualifying termination in connection with a change of control, and assuming the stock price performance goals had been achieved, as of March 31, 2017, our NEOs would have been eligible for the following payments under the PSAs granted in December 2016 based on 100% accelerated vesting.

Named Executive Officer	Value of Accelerated PSAs (2)

Rusty Frantz	$533,400	(3)
James R. Arnold, Jr.	426,720	(4)
Daniel J. Morefield (1)	62,225	(5)
David A. Metcalfe	275,585	(6)
Jocelyn A. Leavitt	62,225	(5)

(1)	Mr. Morefield resigned as the company's Executive Vice President and Chief Operating Officer effective April 15, 2017, after the end of the fiscal year 2017.

(2)	Monetary value is calculated based on the unvested outstanding shares and our $15.24 market close stock price as of March 31, 2017.

(3)	Value consists of performance stock awards granted on December 29, 2016 with 35,000 unvested shares as of March 31, 2017.

(4)	Value consists of performance stock awards granted on December 29, 2016 with 28,000 unvested shares as of March 31, 2017.

(5)	Value consists of performance stock awards granted on December 29, 2016 with 4,083 unvested shares as of March 31, 2017.

(6)	Value consists of performance stock awards granted on December 29, 2016 with 18,083 unvested shares as of March 31, 2017.

Stock Award Exercisability Upon Termination or Change of Control - 2005 Plan, 2015 Plan Provisions
Types of Awards: Our Second Amended and Restated 2005 Stock Option and Incentive Plan (our “2005 Plan”) provides for the issuance of numerous types of stock-based awards, including without limitation, stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance shares, and performance units. Our 2015 Equity Incentive Plan (our “2015 Plan”) also provides for the issuance of numerous types of stock-based awards, including without limitation, incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.
Termination of Employment: Under our 2005 Plan and 2015 Plan, vesting and exercisability of restricted stock awards and restricted stock unit awards generally terminates upon termination of employment, except as may be provided in the applicable award agreements or other agreements between the Company and the participation. Under our 2005 Plan and 2015 Plan vesting and exercisability of stock options and stock appreciation rights upon termination of employment, outside of a change of control context as discussed under “Termination Following Change of Control” below, generally has the consequences set forth in the table below, except as may be provided in the applicable award agreements or other agreements between the Company and the participant.

Reason for Termination	Stock Option and Stock Appreciation Right Exercisability Consequences Under
of Employment	2005 Plan	2015 Plan
Voluntary resignation by employee or termination without cause by us
Unvested options and stock appreciation rights terminate immediately upon termination of employment. Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or three months after termination of employment.

Unvested options and stock appreciation rights terminate immediately upon termination of employment. Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or three months after termination of employment.

Termination for cause by us
Unvested options and stock appreciation rights terminate immediately upon termination of employment. Options and stock appreciations (to the extent vested prior to termination) become unexercisable upon termination of employment.
Unvested and vested options and stock appreciation rights terminate and become unexercisable upon termination of employment.
Disability
Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or six months after termination of employment.

Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or twelve months after termination of employment.

Death
Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or twelve months after termination of employment.

Options and stock appreciation rights (to the extent vested prior to termination) remain exercisable until the earlier of the expiration of the award term or eighteen months after termination of employment.

Board Powers: Under our 2005 Plan, our Board may exercise discretion at any time, whether before or after the grant, expiration, exercise, vesting or maturity of or lapse of restriction on an award or the termination of employment of a grantee, to amend any outstanding award or award agreement, including an amendment that would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the award agreement, subject to shareholder approval for any amendments involving repricing of awards. Under our 2015 Plan, our Board has the power to accelerate, in whole or in part, the time at which an award may be exercised or vest, and to amend the terms of any award in any way that does not impair a participant’s rights under the award.
Change in Control: Under our 2005 Plan, awards will fully vest in connection with a change in control as defined in our 2005 Plan. Under our 2015 Plan, in the event of a change of control or corporate transaction as defined in our 2015 Plan, awards do not automatically vest; however, and unless otherwise provided for in the award agreement or otherwise expressly provided for at the time of grant, the Board in its discretion may take any of the following actions with respect to any award: (i) arrange for the surviving or acquiring corporation to assume or substitute the award; (ii) arrange for the assignment or lapse of any reacquisition or repurchase rights pertaining to the award; (iii) accelerate the award’s vesting in whole or in part; (iv) cancel any unvested or unexercised award in exchange for cash; or (v) pay the award holder the value of the excess of the award’s value in the transaction over the award’s exercise price.
Acceleration Upon Change of Control - 2005 Plan Awards

Assuming a change in control and our market day ending stock price of $15.24 on March 31, 2017 our NEOs would not have been eligible for any acceleration payments, due to all existing awards under the 2005 plan being underwater.
Termination Following Change of Control: Our 2005 Plan provides that if, within two years after the occurrence of a change in control, a termination of employment occurs with respect to any grantee for any reason other than cause, disability, death or retirement, the grantee will be entitled to exercise awards at any time thereafter until the earlier of (i) the date twelve months after the date of termination of employment and (ii) the expiration date in the applicable award agreement. Our 2015 Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability in the event of a qualifying termination that occurs in connection with a change of control as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur. However, our form stock option and restricted stock award agreements under our 2015 Plan used for all grants to our employees, including our NEOs, state that the vesting and exercisability of awards granted thereunder will be accelerated in full if a grantee experiences a qualifying termination (i.e., an involuntary termination without cause or a voluntary termination with good reason) within twelve months of a change in control, as such terms are defined in the award agreements.

Acceleration Upon Termination in Connection with a Change of Control - 2015 Plan Awards (Not Including RSAs and PSAs Awarded in December 2016)

Assuming a qualifying termination in connection with a change in control on March 31, 2017, our NEOs would have been eligible for the following payments based on accelerated vesting of stock awards issued under our 2015 Plan. The table below does not include information concerning the Restricted Stock Awards ("RSAs") and Performance Stock Awards ("PSAs") awarded in December 2016, which are covered above.

Named Executive Officer	Value of Accelerated Plan Awards (2)

Rusty Frantz	$1,492,790	(3)
James R. Arnold, Jr.	738,622	(4)
Daniel J. Morefield (1)	277,200	(5)
David A. Metcalfe	156,000	(6)
Jocelyn A. Leavitt	138,600	(7)

(1)	Mr. Morefield resigned as the company's Executive Vice President and Chief Operating Officer effective April 15, 2017, after the end of the fiscal year 2017.

(2)	Monetary value is calculated based on the unvested outstanding awards and our $15.24 market close stock price as of March 31, 2017, excluding December 2016 awards.

(3)
Value consists of restricted awards granted on August 17, 2015 with 16,666 unvested shares, 120,000 unvested options granted on August 17, 2015 with an exercise price of $12.80, 300,000 unvested options granted on May 24, 2016 with an exercise price of $12.93 and 100,000 unvested options granted on May 31, 2106 with an exercise price of $12.71.

(4)	Value consists of a restricted award granted on March 1, 2016 with 48,466 unvested shares as of March 31, 2017.

(5)	Value consists of 120,000 unvested options granted on May 24, 2016 with an exercise price of $12.93.

(6)	Value consists of 150,000 unvested options granted on February 1, 2016 with an exercise price of $14.20.

(7)	Value consists of 60,000 unvested options granted on May 24, 2016 with an exercise price of $12.93.

Director Compensation for Fiscal Year Ended March 31, 2017
On July 26, 2016, our Compensation Committee recommended, and on August 16, 2016, our Board approved, our 2017 Director Compensation Program. The program remained unchanged for fiscal year 2018. Under the program, each non-employee director is paid an annual cash retainer fee. Additional cash compensation is payable to the Nominating & Governance Committee Chairperson, the Compensation Committee Chairperson, the Audit Committee Chairperson, the Board Vice Chairperson, the Board Chairperson, and the Board Chairperson Emeritus. Also, each non-employee director is to be paid a $2,000 cash fee for each Nominating & Governance Committee, Compensation Committee, and Audit Committee meeting attended. The Company has a Special Transactions Committee that meets only on an as-needed basis, with the chairperson receiving a $5,000 cash fee per meeting attended and other members receiving a $3,000 cash fee per meeting attended. Under the director compensation program, each non-employee director is awarded shares of restricted common stock upon election or re-election to the Board. The shares are valued at the price of the Company’s common stock at the close of trading on the date of the director’s election or re-election to the Board. The restricted shares are issued according to the standard form award agreement pursuant to the Company’s then-current equity incentive plan and carry a restriction requiring that the shares vest on the date of the earlier of (a) one year from the date of grant, or (b) the date of the Company’s next annual meeting of shareholders following the director’s election or re-election to the Board. Vesting of the restricted shares will be accelerated in the event of the director’s death or disability, or upon a change of control of the Company. The restricted shares will be granted on a pro-rata basis for directors appointed to serve less than a full year. Additionally, the program requires that each director must own a minimum number of shares of the Company’s common stock (to include common stock purchased on the open market, unvested restricted stock, and deferred shares) valued in an amount equal to at least four times the value of the director’s annual cash retainer compensation. Current directors must satisfy this ownership requirement within five years of adoption of the Company’s fiscal year 2017 Director Compensation Plan. New directors must satisfy this ownership requirement within five years of their election to the Board. Our non-employee directors are eligible for Company provided COBRA health insurance coverage, for which they are required to pay the full fair market value. For fiscal year 2017, only Mr. Razin elected to receive coverage. The elements of the 2017 Director Compensation Program, which remained unchanged for fiscal year 2018, are set forth in the table below.

Director Compensation Program Category of Director (1)	Employee Director (Tier 0)	Non-Employee Director - Base Compensation (Tier 1)	Nominating & Governance Committee Chairperson (Additional) (Tier 2)	Compensation Committee Chairperson (Additional)	Audit Committee Chairman - Additional Compensation (Tier 3)	Vice Chairman - Additional Compensation (Tier 4)	Board Chairperson and Chairman Emeritus - Additional Compensation (Tier 5)

Annual Base Compensation	$—	$90,000	$12,000	$15,000	$20,000	$35,000	$40,000
Value of Restricted Shares	$—	$145,000	$—	$—	$—	$40,000	$40,000
____________

2017 Director Compensation Program Terms:
(a) Meeting attendance is expected to be at or near a 100% level.

(b) In addition to annual cash retainer compensation, each non-employee director is to be paid a $2,000 cash fee each Nominating & Governance Committee, Compensation Committee and Audit Committee meeting attended.

(c) Pay Tiers: Tier 0 is for directors who are full-time employees of the Company. Tier 1 is the base compensation for non-employee directors. Tier 2 is additional compensation for the Nominating and Governance Committee Chairperson. Tier 3 is additional compensation for the Compensation Committee Chairperson. Tier 4 is additional compensation for the Audit Committee Chairperson. Tier 5 is additional compensation for the Board Vice Chairperson. Tier 6 is additional compensation for the Board Chairperson and Chairman Emeritus.

(d) In addition to the Company’s standing committees (i.e., Nominating and Governance, Compensation, and Audit) that meet on a regularly scheduled basis, the Company has a Special Transaction Committee that meets only as needed. Special Transaction Committee members receive no additional annual cash retainer compensation. The Special Transaction Committee chairperson receives a $5,000 cash fee per meeting attended, and other members receive a $3,000 cash fee per meeting attended.

(e) Each director is to be awarded restricted shares of the Company’s common stock (“Restricted Stock”) upon the date of the director’s election or re-election to the Board and equivalent to the value amounts set forth in the table above. The shares of Restricted Stock will be valued at the price of the Company’s common stock at the close of trading on the date of the director’s election or re-election to the Board. The Restricted Stock will be issued according to the standard form of the Company’s approved Amended and Restated Stock Agreement and pursuant to the Company’s then-current Equity Incentive Plan and will carry a restriction requiring that the Restricted Stock vest on the date that is the earlier of (a) one year from the date of grant, or (b) the date of the Company’s next annual meeting of shareholders following the director’s election or re-election to the Board. Vesting of the Restricted Stock will be accelerated in the event of the director’s death or disability, or upon a change of control of the Company. The Restricted Stock will be granted on a pro-rata basis for directors appointed to serve less than a full year.

(f) Each director must own a minimum number of shares of the Company’s common stock (to include common stock purchased on the open market, unvested Restricted Stock, and deferred shares) valued in an amount equal to at least four times the value of the director’s annual cash retainer compensation. Current directors must satisfy this ownership requirement within five years of adoption of the Company’s fiscal year 2017 Director Compensation Plan. New directors must satisfy this ownership requirement within five years of their election to the Board.

(g) Base compensation shall be paid quarterly.

On July 26, 2016, our Compensation Committee recommended, and on July 27, 2016, our Board approved, retroactive compensation in the form of restricted stock awards to the members of our Special Committee in recognition extraordinary efforts in the third quarter of fiscal year 2015. During that time, the Special Committee held six meetings. The retroactive compensation was valued at $5,000 per meeting for the Special Committee’s chair, and $3,000 per meeting for the other members. The Special Committee members receiving the awards were Messrs. Barbarosh (Chair), Bristol, Malone, Margolis, and Rosenzweig. The retroactive compensation was granted on August 16, 2016, and the restricted shares vest in full one year from the date of grant. The awards were made using the standard restricted stock agreement documentation under our 2015 Equity Incentive Plan. At its August 16, 2016 meeting, the Board merged the Special Committee and the Transactions Committee into a single committee known as the Special Transactions Committee. Details of the retroactive Special Committee compensation are set forth in the table below.

Special Committee Member Name	Value of Retroactive Special Committee Compensation	Number of Shares Represented by Value
Craig A. Barbarosh (Chair)	$30,000	2,459
George H. Bristol	18,000	1,475
James C. Malone	18,000	1,475
Jeffrey H. Margolis	18,000	1,475
Lance E. Rosenzweig	18,000	1,475

The following table provides information concerning compensation for our non-employee directors for the fiscal year ended March 31, 2017. Mr. Frantz was an employee while he served as director during the fiscal year ended March 31, 2017 and thus received no additional compensation for his service as a director. The compensation received by Mr. Frantz as an employee is described elsewhere in this proxy statement.

Director Name	Fees Earned or Paid in Cash($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Craig A. Barbarosh (3)	$216,890	$229,153	$—	$—	$—	$—	$446,043
George H. Bristol	164,778	162,992	—	—	—	—	327,770
James C. Malone	129,000	162,992	—	—	—	—	291,992
Jeffrey H. Margolis (4)	185,000	218,185	—	—	—	—	403,185
Morris Panner	109,468	144,997	—	—	—	—	254,465
D. Russell Pflueger	133,555	144,997	—	—	—	—	278,552
Sheldon Razin (5)	139,000	185,001	—	—	—	—	324,001
Lance E. Rosenzweig	150,000	162,992	—	—	—	—	312,992
______________________

(1)
The amounts reflected in this column include a portion paid at the 2016 Director Compensation Program rate while that program remained in effect, and the remaining portion paid at the 2017 Director Compensation Program rate after that program went into effect. The change in the rates occurred on the Annual Shareholder Meeting date (August 16, 2016), when the 2017 Director Compensation Program became effective.

(2)
The amounts reflected in this column represents the grant date fair value of the equity awards made in fiscal year 2017, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. These amounts include additional retroactive compensation for members of the Special Committee for meeting attendance that occurred during fiscal year 2016. These Special Committee members were Messrs. Barbarosh (Chair), Bristol, Malone, Margolis, and Rosenzweig.

At March 31, 2017, the aggregate number of option awards and shares of restricted stock awards outstanding for each of the directors named in the table was as follows:

Director Name	Total Option Awards Outstanding	Total Restricted Shares Outstanding
Craig A. Barbarosh	—	22,957
George H. Bristol	—	18,118
James C. Malone	—	16,929
Jeffrey H. Margolis	—	21,252
Morris Panner	—	15,454
D. Russell Pflueger	—	16,247
Sheldon Razin	—	16,247
Lance E. Rosenzweig	—	16,929

Compensation Committee Interlocks and Insider Participation
Our Compensation Committee consists of Messrs. Barbarosh, Pflueger and Rosenzweig. None of these individuals was, during the fiscal year ended March 31, 2017, an officer or employee of the Company, and none of these individuals ever formerly served as an officer of the Company. No member of our Board has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Compensation Committee Report
Our Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on that review and discussion, our Compensation Committee approved the Compensation Discussion and Analysis for inclusion in this proxy statement and incorporation by reference in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

COMPENSATION COMMITTEE

Craig A. Barbarosh, Chairman

D. Russell Pflueger	Lance E. Rosenzweig

INFORMATION ABOUT OUR BOARD OF DIRECTORS,
BOARD COMMITTEES AND RELATED MATTERS

Board of Directors
General
Our business, property and affairs are managed under the direction of our Board of Directors. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees. Our Board consists of nine directors who are elected to serve until the election and qualification of their respective successors.
Director Independence
Our Bylaws require that at least a majority of the members of our Board be independent directors. Our Bylaws define “independent director” as a person other than an executive officer or employee of our company or any other individual having a relationship that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under our Bylaws, the following persons may not be considered independent:

(a)	a director who is, or at any time during the past three years was, employed by us;

(b)
a director who accepted or who has a family member who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for Board or Board committee service;

(ii)	compensation paid to a family member who is an employee (other than an executive officer) of ours; or

(iii)	benefits under a tax-qualified retirement plan, or non-discretionary compensation.
Provided, however, that in addition to the requirements contained in this paragraph (b), audit committee members are also subject to additional, more stringent requirements under Nasdaq Rule 5605(c)(2).

(c)	a director who is a family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;

(d)
a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i)	payments arising solely from investments in our securities; or

(ii)	payments under non-discretionary charitable contribution matching programs.

(e)
a director of ours who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers served on the compensation committee of such other entity; or

(f)
a director who is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

A “family member” for these purposes means a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home.
Our Board has determined that each of our non-employee directors and director nominees is “independent” as defined above and in accordance with applicable Nasdaq listing standards. Mr. Frantz, our President and Chief Executive Officer, is a member of our management team and is not independent. The above definition of independence is posted on our Internet website at www.qsii.com.
Attendance at Board and Shareholders' Meetings
During the fiscal year ended March 31, 2017, our Board held twelve (12) meetings. No director attended less than 75% of the aggregate of all Board meetings or meetings held by any committee of the Board on which he served (during the periods that they served) during the fiscal year ended March 31, 2017.
It is our policy that our directors are invited and encouraged to attend our annual meetings of shareholders. All of our incumbent director nominees who were members of the Board at that time were in attendance at our 2016 annual meeting of shareholders.

Board Leadership Structure
We currently have an independent Chairman of the Board separate from the Chief Executive Officer. Our Board believes it is important to maintain flexibility in its Board leadership structure and firmly supports having an independent director in a Board leadership position at all times. Accordingly, our Bylaws provide that, if we do not have an independent Chairman, our Board shall elect an independent Lead Director, having similar duties to an independent Chairman, including leading the executive sessions of the non-management directors at Board meetings. Our current Chairman provides independent leadership of our Board. Having an independent Chairman or Lead Director enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman or Lead Director also serves as a liaison between our Board and senior management. Our Board has determined that the current structure, an independent Chairman, separate from the Chief Executive Officer, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent director in a Board leadership position. In addition to our independent Chairman, we have an independent Vice Chairman of the Board whose role is to assist the independent Chairman on governance, litigation and administrative matters, internal Board mechanics and such other duties as may be delegated by the Chairman or designated by the Board from time to time.
Board Involvement in Risk Oversight
Our Board is actively engaged, as a whole, and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our personnel, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks and potential conflicts of interest. Our Nominating and Governance Committee manages risks associated with the independence and qualifications of our directors. Our Transaction Committee oversees management of risks associated with the acquisition of significant new business enterprises. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks and matters which may evolve into risks.

Board Committees and Charters
Our Board has a standing Audit Committee, Compensation Committee, Transaction Committee and Nominating and Governance Committee. In addition, our Board currently has a Special Transactions Committee that meets only on an as-needed basis, as further described below.
Audit Committee
Our Board has an Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that consists of Messrs. Bristol (Chair), Malone and Pflueger. Our Audit Committee is comprised entirely of “independent” (as defined in Rule 5605(a)(2) of the Nasdaq listing standards) directors and operates under a written charter adopted by our Board. The duties of our Audit Committee include meeting with our independent public accountants to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our shareholders. Our Audit Committee also evaluates the independent public accountants' performance and determines whether the independent registered public accounting firm should be retained by us for the ensuing fiscal year. In addition, our Audit Committee reviews our internal accounting and financial controls and reporting systems practices and is responsible for reviewing, approving and ratifying all related party transactions.
During the fiscal year ended March 31, 2017, our Audit Committee held five (5) meetings. Our Audit Committee's current charter is posted on our Internet website at www.qsii.com. Our Audit Committee and our Board have confirmed that our Audit Committee does and will continue to include at least three independent members. Our Audit Committee and our Board have confirmed that Mr. Bristol met applicable Nasdaq listing standards for designation as an “Audit Committee Financial Expert” and for being “independent.”
Nominating and Governance Committee
Our Board has a Nominating and Governance Committee that consists of Messrs. Panner (Chair), Barbarosh, and Bristol, each of whom is deemed independent. Our Nominating and Governance Committee is responsible for identifying and recommending nominee candidates to our Board, and is required to be composed entirely of independent directors. Our Nominating and Governance Committee may receive suggestions from current Board members, our executive officers or other sources, which may be either unsolicited or in response to requests from our Nominating and Governance Committee for such candidates. Our Nominating and Governance Committee may also, from time to time, engage firms that specialize in identifying director candidates.

Our Nominating and Governance Committee will also consider nominees recommended by shareholders for election as a director. Recommendations should be sent to our Secretary and should include the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in our proxy statement and will serve as a director if elected. In order for any candidate to be considered by our Nominating and Governance Committee and, if nominated, to be included in our proxy statement, such recommendation must be received by the Secretary within the time period set forth under “Proposals of Shareholders,” below.
Our Nominating and Governance Committee works with our Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to our Board. In evaluating the suitability of individual candidates, our Nominating and Governance Committee takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today's business environment; understanding of our business; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. Our Nominating and Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. Our Nominating and Governance Committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director's contributions to our Board during their current term.
Once a person has been identified by our Nominating and Governance Committee as a potential candidate, our Nominating and Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If our Nominating and Governance Committee determines that the candidate warrants further consideration, the Chairman of the Committee or another member of our Nominating and Governance Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on our Board, our Nominating and Governance Committee may request information from the candidate, review the person's accomplishments and qualifications and may conduct one or more interviews with the candidate. Our Nominating and Governance Committee may consider all such information in light of information regarding any other candidates that our Nominating and Governance Committee might be evaluating for nomination to our Board. Nominating and Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater firsthand knowledge of the candidate's accomplishments. Our Nominating and Governance Committee may also engage an outside firm to conduct background checks on candidates as part of the nominee evaluation process. Our Nominating and Governance Committee's evaluation process does not vary based on the source of the recommendation, though in the case of a shareholder nominee, our Nominating and Governance Committee and/or our Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.
On May 25, 2011, our Board approved an amendment to the charter of the Nominating and Governance Committee to change its name from Nominating Committee to Nominating and Governance Committee and to expand its authority to develop and recommend to the Board a set of corporate governance principles, to evaluate the nature, structure and operations of the Board and its committees and to make recommendations to address issues raised by such evaluations.
During the fiscal year ended March 31, 2017, our Nominating and Governance Committee held six (6) meetings. Our Nominating and Governance Committee's current charter is posted on our Internet website at www.qsii.com.
Compensation Committee
Our Board has a Compensation Committee that consists of Messrs. Barbarosh (Chair), Pflueger and Rosenzweig. Our Compensation Committee is composed entirely of independent directors, and is responsible for (i) ensuring that senior management will be accountable to our Board through the effective application of compensation policies and (ii) monitoring the effectiveness of our compensation plans applicable to senior management and our Board (including committees thereof) and (iii) following the amendment to the Compensation Committee's charter on May 25, 2011, approving the compensation plans applicable to senior management. Our Compensation Committee establishes and approves compensation policies applicable to our executive officers. During the fiscal year ended March 31, 2017, our Compensation Committee held twelve (12) meetings. Our Compensation Committee's current charter is posted on our Internet website at www.qsii.com.
Our executive officers have played no role in determining the amount or form of director compensation. At the request of the Compensation Committee, our Chief Executive Officer and Senior Vice President of Human Resources provide information from time to time to our Compensation Committee about certain accomplishments, recommendations, qualitative assessments or other metrics regarding the NEOs to assist our Compensation Committee in making compensation decisions for the NEOs. We also have conducted discussions with our NEOs concerning information regarding their performance and prospects.

The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of an independent compensation consultant, legal counsel or other advisers to assist in carrying out the Compensation Committee’s duties and responsibilities. Prior to selecting a compensation adviser, the Compensation Committee shall assess whether work performed or advice rendered by such compensation adviser would raise any conflicts of interest. From time to time, the Compensation Committee has engaged independent compensation consultants to advise it on matters of Board and executive compensation. In each case, the Compensation Committee has utilized these compensation consultants to compile and present peer-group compensation data to the Compensation Committee, but did not delegate any authority to the consultants to determine or recommend the amount or form of executive compensation. The Compensation Committee also consults publicly available compensation data from time to time as part of its Board and executive compensation decisions. For fiscal year 2017, there were no conflicts of interest with respect to any compensation advisers.
Special Transactions Committee
On August 16, 2016, our Board merged two of our previously existing committees - the Special Committee and the Transaction Committee - into a single committee known as the Special Transactions Committee. Pursuant to its charter, the Special Transactions Committee shall consist of a minimum of three members, all of whom must be independent directors. The Special Transactions Committee currently consists of Messrs. Margolis (Chair), Barbarosh, Bristol, Malone and Rosenzweig. The Special Transactions Committee is responsible for reviewing, considering and making recommendations to our Board with respect to all proposals involving a material and substantial transaction, which generally means a change in more than 10% of the voting power of our company’s stock or the purchase or sale of assets constituting more than 10% of our total assets, or other transactions that the Board determines are material and substantial. The Special Transactions Committee does not have the authority to, without the Board’s approval, directly negotiate with representatives of any party to a material and substantial transaction, approve any material and substantial transaction, or enter into contracts on behalf of the company. The Special Transactions Committee is composed entirely of independent directors. Unlike our standing Audit, Compensation, and Nominating & Governance committees, the Special Transactions Committee does not hold scheduled meetings but instead meets on an as-needed basis. The Special Transactions Committee held eleven (11) meetings during fiscal year 2017.
Lead Director
Under our Bylaws, if at any time our Chairman of the Board is an executive officer of our Company, or for any other reason is not an independent director, a non-executive Lead Director must be selected by our independent directors. The Lead Director must be one of our independent directors, must be a member of our Audit Committee and of our Executive Committee, if we have such a committee, and is responsible for coordinating the activities of our independent directors. The Lead Director assists our Board in assuring compliance with our corporate governance procedures and policies, and coordinates, develops the agenda for, and moderates executive sessions of our Board’s independent directors. Executive sessions are typically held immediately following each regular meeting of our Board, and/or at other times as designated by the Lead Director. The Lead Director approves, in consultation with our other independent directors, the retention of consultants who report directly to our Board. If at any time our Chairman of the Board is one of our independent directors, then he or she will perform the duties of the Lead Director.

Related Matters
Audit Committee Report
Our Audit Committee reports to our Board and provides oversight of our financial management, independent registered public accounting firm, and financial reporting system, including accounting policy. Management is responsible for our financial reporting process, including our system of internal control, and for the preparation of our consolidated financial statements. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion on those statements and on management's assessment of internal control over financial reporting and for reviewing our quarterly financial statements. The Audit Committee has reviewed and discussed our audited consolidated financial statements and the assessments of internal control contained in its annual report on Form 10-K for the fiscal year ended March 31, 2017, with management and our independent registered public accounting firm.
The Audit Committee selects and retains the independent registered public accounting firm, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for approving both audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee has discussed the matters required under Statement on Auditing Standards No. 16, "Communications with Audit Committees", as adopted by the Public Company Accounting Oversight Board (“PCAOB”). We have received from our independent registered public accounting firm the written disclosures and letter required by the applicable requirements of the PCAOB regarding our independent registered public accounting firm's communications with the Audit Committee concerning independence.
The Audit Committee discussed the overall approach, scope and plans for its audit with our independent registered public accounting firm. At the conclusion of the audit, the Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of our internal control and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2017, and for filing with the SEC.
The Audit Committee has re-appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2018.

AUDIT COMMITTEE
George H. Bristol, Chairman

James C. Malone	D. Russell Pflueger
Code of Ethics
We have adopted a Code of Business Conduct and Ethics, or code of ethics, that applies to our Chief Executive Officer (principal executive officer), Chief Financial Officer (our principal financial officer and principal accounting officer), as well as all directors, officers and employees of the Company. Our code of ethics is posted on our Internet Website located at www.qsii.com and may be found as follows: From our main Web page, first click on “Investors” and then on “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting such information on our Website, at the address and location specified above.
Security Holder Communications with our Board
Our Board has established a process to receive communications from our security holders. Security holders may contact any member (or all members) of our Board, or our independent directors as a group, any Board committee or any Chair of any such committee by mail or electronically. Correspondence should be addressed to our Board or any such individual directors, group or committee of directors by either name or title and sent “c/o Corporate Secretary” to 18111 Von Karman, Suite 800, Irvine, California 92612. To communicate with any of our directors electronically, a shareholder should send an e-mail to our Secretary, Jocelyn Leavitt at: jleavitt@nextgen.com.
All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for our Board will be forwarded promptly to the addressee. In the case of communications to our Board, any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Exchange Act, our directors and executive officers and any person who beneficially owns more than 10% of our outstanding common stock (“reporting persons”) are required to report their initial beneficial ownership of our common stock and any subsequent changes in that ownership to the SEC and Nasdaq. Reporting persons are required by SEC regulations to furnish to us copies of all reports they file in accordance with Section 16(a). Based solely upon our review of the copies of such reports received by us, or written representations from certain reporting persons that no other reports were required, we believe that during the fiscal year ended March 31, 2017, all Section 16(a) filing requirements applicable to our reporting persons were met.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons
During fiscal year 2017, our Audit Committee was responsible for reviewing and approving transactions with related persons.
Our Board and Audit Committee have adopted written related party transaction policies and procedures relating to approval or ratification of transactions with related persons. Under the policies and procedures, our Audit Committee is to review the material facts of all related party transactions that require our Audit Committee's approval and either approve or disapprove of our entry into the related party transactions, subject to certain exceptions, by taking into account, among other factors the committee deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. No director may participate in any discussion or approval of a related party transaction for which he or she is a related party. If an interested transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.
Under the policies and procedures, a “related party transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which the aggregate amount involved will or may be expected to exceed $30,000 in any calendar year, we are a participant, and any related party has or will have a direct or indirect interest. A “related party” is any person who is or was since the beginning of our last fiscal year an executive officer, director or Board-approved nominee for election as a director and inclusion in our proxy statement at our next annual shareholders' meeting, any greater than 5% beneficial owner of our common stock known to us through filings with the SEC, any immediate family member of any of the foregoing, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or holds a similar position or in which such person has a 5% or greater beneficial ownership interest. “Immediate family member” includes a person's spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person's home (other than a tenant or employee).
Our Audit Committee has reviewed and pre-approved certain types of related party transactions described below. In addition, our Board has delegated to the Chair of our Audit Committee the authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $15,000. Pre-approved interested transactions include:

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Employment of executive officers if the related compensation is required to be reported in our proxy statement or if the executive officer is not an immediate family member of another executive officer or a director of our company, the related compensation would be reported in our proxy statement if the executive officer was an “NEO,” and our Compensation Committee approved (or recommended that our Board approve) the compensation.

•	Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

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Any transaction with another enterprise at which a related party's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 5% of that enterprise, if the aggregate amount involved does not exceed the greater of $30,000 or 5% of that enterprise's total annual revenues.

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Any charitable contribution, grant or endowment by use to a charitable organization, foundation or university at which a related party's only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $10,000 or 5% of the charitable organization's total annual receipts.

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Any transaction where the related party's interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends or stock splits).

•	Any transaction over which the related party has no control or influence on our decision involving that related party where the rates or charges involved are determined by competitive bids.

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Any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, or services made available on the same terms and conditions to persons who are not related parties.

Related Person Transactions
Indemnification Agreements
We are party to indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Articles of Incorporation and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by California law.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)
(Proposal No. 2)
We are asking our shareholders to provide advisory approval of the compensation of our named executive officers, or NEOs, as we have described it in the “Executive and Director Compensation and Related Information-Compensation Discussion and Analysis” section of this Proxy Statement and the related executive compensation tables. Our executive compensation programs are designed to enable us to recruit, retain and develop effective management talent, who are critical to our success. Such programs reward our NEOs for the achievement of specific annual and long-term goals, including overall Company and performance goals and the realization of increased shareholder value.
Continued shareholder support for our compensation decisions
At our 2016 annual meeting of shareholders, our shareholders approved the compensation of our 2016 NEOs with over 84% approval. The Compensation Committee believes that our executive compensation programs are designed appropriately to reward performance with responsible and balanced incentives.
The following is a summary of some of the key points of our executive compensation programs. We urge our shareholders to review the “Executive and Director Compensation and Related Information - Compensation Discussion and Analysis” section of this Proxy Statement and the related executive compensation tables for more information.
Emphasis on pay-for-performance
We believe a significant portion of our NEOs’ compensation should be variable, at risk and tied directly to the Company’s measurable performance. Consistent with these principles, a material portion of our NEOs’ compensation is in the form of performance-based incentives that are earned upon the attainment of pre-established financial goals.
Under our Fiscal Year 2017 Incentive Program, our NEOs were eligible to earn cash and equity incentives based on the Company’s revenue, non GAAP earnings per share, and average 30 day trading price.
Fiscal year 2017 was a transition year for Quality Systems, financially and operationally, presenting both new challenges and new opportunities the Company. Based on the results of our performance measures under our 2017 Executive Compensation Program, cash bonuses were paid at 70% of their respective target cash bonus amounts for our CEO and CFO and 80% of for the other NEOs, and no equity bonuses were earned by eligible executives. The payment of these incentive awards was based on the Company’s attainment of pre-established financial performance goals. Detailed information about these payments is presented above under the caption “Compensation Details.”
Equity as a key component of compensation to align with our shareholders’ interests
We believe that the use of equity-based compensation help to align the interests of our management team with those of our long-term shareholders by encouraging long-term performance. Multi-year vesting schedules create incentives for our officers to sustain performance over the long term and encourage retention. Under the 2017 Executive Compensation Program, equity-based compensation in the form of stock options represented about 39% of our NEOs’ aggregate compensation opportunities, while restricted stock awards and performance stock awards awarded during fiscal year 2017 as forward awards for the following year’s compensation program represented about 33% of our NEOs’ aggregate compensation opportunities.
Balanced pay opportunities
Our executive compensation programs provide balanced and reasonable pay opportunities. In designing our compensation programs, our Compensation Committee adheres to the following:

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Compensation value at or below the peer group median. The total compensation values presented in the Summary Compensation Table in this proxy statement for our NEOs are an average of 14% below the median of target total compensation levels at the Peer Group companies reviewed in fiscal year 2017. Our CEO’s total compensation value presented in the Summary Compensation Table is 8% below the target total compensation value disclosed for Peer Group CEOs. We believe this below-median compensation value demonstrates a restrained compensation philosophy for NEOs in the midst of effecting a corporate turnaround, particularly given that our CEO, CFO, and CTO were hired fairly recently without outsized new-hire grants, and are only partially through the multi-year strategy shift they are implementing.

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Restrained use of employment agreements and severance arrangements. Only our President and Chief Executive Officer, Mr. Frantz, has an employment agreement. Our NEOs are subject to change of control severance agreements that provide severance payments and other benefits upon termination of employment or a change of control of the Company, but only if the NEO is terminated by the Company without “cause”, or terminates his or her employment for “good reason” within the two month period before or 18 month period after a “change in control” of the Company. Also, our form equity award documents that apply generally to all employees, including our executive officers, contain double-trigger equity acceleration provisions that govern in the event of a qualifying termination in a change of control. Messrs. Frantz and Arnold were granted certain restricted stock awards that provide for partial accelerated vesting upon a qualifying termination not in connection with a change of control.

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No perquisites; no tax gross-ups. We do not provide any meaningful perquisites to our NEOs, other than pooled use of a corporate van and a corporate apartment allowance for our Chief Financial Officer, as detailed in the Summary Compensation Table. We do not provide tax gross-ups to our NEOs in connection with perquisites or benefits.

•	No corporate aircraft. We do not provide a corporate aircraft for personal travel of any of our NEOs.

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Executive stock ownership policy. We have an executive stock ownership policy designed to align our NEOs’ long-term interests with those of our shareholders and to discourage excessive risk taking. We recently increased the stock ownership level requirements, which previously were 25% of base salary, and now are 6 times base salary for our CEO and 2 times base salary for our other NEOs. Executive officers who have not achieved the ownership guideline requirements within five years are required to hold 100% of their after-tax profit shares acquired upon option exercises or following the vesting of other shares until they are in compliance.

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Executive compensation recovery policy (“clawback”). Our incentive recoupment policy provides that all incentive compensation awarded to our NEOs may be recovered in the event of a financial restatement or intentional misconduct by the NEO.

Commitment to strong governance standards with respect to compensation programs and practices

•	Independent compensation committee. Our Compensation Committee designs and oversees our executive compensation programs. The Compensation Committee is comprised entirely of independent directors.

•	Annual say-on-pay advisory vote. Since 2011, we have held annual say-on-pay advisory votes in accordance with good governance practices and to maintain accountability to our shareholders.

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Performance goals. A material portion of our NEOs’ compensation is in the form of performance-based annual cash and equity incentives that are earned upon the attainment of pre-established financial or stock price goals. These goals are tied directly to the Company’s measurable performance and designed to align the interests of our executives with those of our shareholders. In fiscal year 2017, the cash bonus plan performance goals reflected growth of 5.6% for Revenue and 17.4% for Non-GAAP Earnings Per Share over results in fiscal year 2016.

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Risk oversight. Our Compensation Committee oversees and periodically assesses the risks associated with our compensation structure, programs and practices to ensure they do not encourage excessive risk-taking.

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Authority to engage independent consultants. Our Compensation Committee has the authority to engage its own independent compensation consultants, legal counsel or other advisers to assist in designing and assessing our executive compensation programs and pay practices. For fiscal year 2017, our Compensation Committee engaged Frederic W. Cook & Co., Inc. as its independent compensation consultant.

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Prohibition on speculative trading. Board members, officers and employees are prohibited under the Company’s insider trading policy from engaging in short-term or speculative transactions in our Company’s shares.

Recommendation
The Board believes that the information provided above and within the “Executive and Director Compensation and Related Information” section of this Proxy Statement demonstrates that our executive compensation programs are designed appropriately and are working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.
The Board has determined to hold a “say-on-pay” advisory vote every year. In accordance with this determination and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our shareholders to approve, on an advisory, non-binding basis, the following resolution at the 2017 annual meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of its NEOs, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. Although non-binding, the Compensation Committee and the Board will review and consider the voting results when making future decisions regarding our executive compensation programs. Unless the Board modifies its determination on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2018 annual meeting of shareholders.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 3)
Our shareholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accountants to audit our financial statements for the fiscal year ending March 31, 2018. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting our Audit Committee's appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment by an affirmative vote of the holders of a majority of our common stock present or represented at the meeting and entitled to vote, our Audit Committee may reconsider whether to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our shareholders.
We expect that representatives of PricewaterhouseCoopers LLP will attend the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions posed by our shareholders.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us by PricewaterhouseCoopers LLP, our principal accountant for professional services rendered in the audit of our consolidated financial statements for the years ended March 31, 2017, and 2016.

	2017	2016
Audit fees	$1,333,163	$1,436,076
Audit-related fees	—	—
Tax fees	73,826	138,038
All other fees	3,600	3,600
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Audit Fees. Audit fees consist of fees billed for professional services for audit of our consolidated financial statements and review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. No audit-related fees were incurred for fiscal year 2017 and 2016.

Tax Fees. Tax fees for fiscal 2017 and 2016 consist of fees billed for tax planning and advice services.
All Other Fees. All other fees for fiscal 2017 and 2016 incurred is due to the use of a subscription-based accounting research tool.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
Our Audit Committee's policy is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by our Audit Committee prior to the completion of the audit.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

APPROVAL OF AMENDMENT TO 2015 EQUITY INCENTIVE PLAN

(Proposal No. 4)
On May 20, 2015, our Board of Directors adopted, and on August 11, 2015 our shareholders approved, our Quality Systems, Inc. 2015 Equity Incentive Plan, as amended (the “2015 Plan”). On June 13, 2017, our Board of Directors amended, subject to shareholder approval, the 2015 Plan to among other things, increase the number of shares of common stock authorized for issuance under the 2015 Plan by 6,000,000 shares. We refer to the 2015 Plan, as amended on June 13, 2017, as the “Amended 2015 Plan” throughout this proxy statement. References in this proposal to our Board of Directors include the Compensation Committee of the Board, where applicable.

A description of the material terms of the Amended 2015 Plan are summarized below. The key differences between the terms of the 2015 Plan and the Amended 2015 Plan are as follows:

•The Amended 2015 Plan provides that an additional 6,000,000 shares may be issued pursuant to stock awards granted under the Amended 2015 Plan.

•The Amended 2015 Plan provides that the number of shares available for issuance under the Amended 2015 Plan will be reduced by 3.27 shares for each share of common stock subject to each award other than a stock option or stock appreciation right and such shares of common stock will return to the share reserve at the same rates; whereas the 2015 Plan provides that the number of shares available for issuance under the 2015 Plan will be reduced by 2.5 shares for each share of common stock subject to each award other than a stock option or stock appreciation right and such shares of common stock will return to the share reserve at the same rate.

•The Amended 2015 Plan provides that dividends and dividend equivalents may be paid or credited with respect to any shares of common stock subject to an award other than a stock option or stock appreciation right, provided that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

• The 2015 Plan includes a list of certain adjustments that may be made by the Board or Compensation Committee of the Board in the method of calculating the attainment of performance goals with respect to certain performance-based awards. The Amended 2015 Plan retains such list of adjustments, except that the phrase “‘extraordinary items’ as determined under generally accepted accounting principles” in the 2015 Plan is replaced with the phrase “items that are ‘unusual’ in nature or occur ‘infrequently’ as determined under generally accepted accounting principles” in the Amended 2015 Plan. This change is proposed because the concept of “extraordinary items” was recently eliminated from generally accepted accounting principles, but the definitions of “unusual” and “infrequently” were retained.

•The Amended 2015 Plan provides no Stock Award may be transferred for value to any third-party financial institution without prior shareholder approval.

•The Amended 2015 Plan increases the number of shares that may be issued pursuant to the exercise of incentive stock options from 20,000,000 shares to 26,000,000 shares.

Approval of the Amended 2015 Plan by our shareholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards under the Amended 2015 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation”, are not subject to this deduction limitation and we believe it is in the best interests of us and our shareholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested or exercisable). These terms must be approved by the shareholders and, accordingly, our shareholders are requested to approve the Amended 2015 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the Amended 2015 Plan (as described in “Description of the Amended 2015 Plan” below).

We believe it is in the best interests of our company and our shareholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. However, in certain circumstances, we may determine to grant compensation to covered employees that is not intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we grant compensation that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us.

Why We Are Asking our Shareholders to Approve the Amended 2015 Plan

Currently, we maintain the 2015 Plan to grant stock options, restricted stock units and other stock awards in order to provide long-term incentives to our employees, consultants and directors. Approval of the Amended 2015 Plan by our shareholders will allow us to continue to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board or Compensation Committee. The Amended 2015 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our shareholders. The Board of Directors believes that the Amended 2015 Plan is an integral part of our long-term compensation philosophy and the Amended 2015 Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees.

Requested Shares

Subject to adjustment for certain changes in our capitalization, if this Proposal 4 is approved by our shareholders, the aggregate number of shares of our common stock that may be issued under the Amended 2015 Plan will not exceed the sum of (i) 11,500,000 shares initially reserved under the 2015 Plan, (ii) 6,000,000 newly requested shares, and (iii) certain shares subject to outstanding awards granted under the Amended and Restated 2005 Stock Option and Incentive Plan (our “Prior Plan”) that may become available for grant under the Amended 2015 Plan as such shares become available from time to time (as further described below in “Description of the Amended 2015 Plan - Shares Available for Awards”).

Why You Should Vote to Approve the Amended 2015 Plan
Equity Awards Are an Important Part of Our Compensation Philosophy
Our Board believes that our future success depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key personnel, consultants and advisors. The Board believes that the issuance of equity awards is a key element underlying our ability to attract, retain and motivate key personnel, consultants and advisors, and better aligns the interests of our personnel, consultants and advisors with those of our shareholders. The Amended 2015 Plan will allow us to continue to provide performance-based incentives to our eligible employees, consultants and advisors. Therefore, the Board believes that the Amended 2015 Plan is in the best interests of the Company and its shareholders and recommends a vote in favor of this Proposal 4.
The Size of Our Share Reserve Request Is Reasonable
As of June 30, 2017, we had 6,012,429 shares available for grant under the 2015 Plan. If the Amended 2015 Plan is approved by our shareholders, we will have an additional 6,000,000 shares available for grant after our annual meeting. We anticipate this to be a pool of shares necessary to provide a predictable amount of equity for attracting, retaining, and motivating employees. The size of our request is also reasonable in light of the equity granted to our employees and directors over the past year, which is comparatively lower than the majority of our peer companies.
We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable
We continue to believe that equity awards such as stock options and restricted stock awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards. However, we recognize that equity awards dilute existing shareholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize shareholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees. The tables below show our responsible overhang and burn rate percentages.
Overhang
The following table provides certain additional information regarding our equity incentive program.

As of June 30, 2017
Total number of shares of common stock subject to outstanding stock options	2,723,560
Weighted-average exercise price of outstanding stock options	$16.62
Weighted-average remaining term of outstanding stock options	5.69
Total number of shares of common stock subject to outstanding full value awards	1,611,949
Total number of shares of common stock available for grant under the 2015 Equity Incentive Plan	6,012,429
Total number of shares of common stock available for grant under other equity incentive plans	—
As of Record Date
Total number of shares of common stock outstanding	63,144,814
Per-share closing price of common stock as reported on NASDAQ Global Select Market	$17.37
Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2015-2017, with the burn rate below calculated by multiplying each share underlying a full value award by 2.5.

	Fiscal Year 2017	Fiscal Year 2016	Fiscal Year 2015
Total number of shares of common stock subject to stock options granted	1,146,500	1,414,000	469,650
Total number of shares of common stock subject to full value awards granted	909,456	165,634	48,414
Weighted-average number of shares of common stock outstanding	62,344,753	60,634,858	60,259,097
Burn Rate	3.65%	0.68%	0.2%

Key Plan Features

The Amended 2015 Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

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Repricing is not allowed without shareholder approval. The Amended 2015 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancelation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2015 Plan without prior shareholder approval.

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Shareholder approval is required for additional shares. The Amended 2015 Plan does not contain an annual “evergreen” provision. The Amended 2015 Plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares, allowing our shareholders to have direct input on our equity compensation programs.

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Fungible share reserve. The Amended 2015 Plan has a fungible share reserve, which increases the rate at which the share reserve is depleted for stock awards other than stock options and stock appreciation rights, in order to minimize shareholder dilution. The number of shares available for issuance under the Amended 2015 Plan will be reduced by one share for each share of common stock subject to a stock option grant or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant (an “Appreciation Award”) and by 3.27 shares for each share of common stock subject to an award that is not an Appreciation Award (a “Full Value Award”) issued pursuant to the Amended 2015 Plan, and such shares of common stock will return to the share reserve at the same rates.

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Reasonable share counting provisions. In general, when awards granted under the Amended 2015 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock tendered to us in payment of the exercise price of stock options or stock appreciation rights, or withheld by us to cover tax withholding obligations upon exercise of stock options or stock appreciation rights will not be returned to our share reserve.

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No liberal change in control provisions. The definition of change in control in our Amended 2015 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring. Our Amended 2015 Plan does not provide for single-trigger acceleration in the event of a change in control transaction.

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No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

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No transfer for value to a third-party financial institution without shareholder approval. No Stock Award may be transferred for value to any third-party financial institution without prior shareholder approval.

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No dividends are paid on unvested awards. Dividends and dividend equivalents may be paid or credited with respect to any shares of common stock subject to an award other than a stock option or stock appreciation right, provided that any dividends or dividend equivalents applicable to the shares subject to an award will be subject to the same vesting or performance conditions (and risks of forfeiture) as the underlying award and will not be paid until and unless the underlying award vests.

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Submission of amendments to the Amended 2015 Plan to shareholders. The Amended 2015 Plan requires shareholder approval for material amendments to the Amended 2015 Plan, including, as noted above, any increase in the number of shares reserved for issuance under the Amended 2015 Plan.

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Flexibility in designing equity compensation scheme. The Amended 2015 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, other stock awards and performance cash awards. By providing this flexibility, we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

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Broad‑based eligibility for equity awards. We grant equity awards to a large portion of our employees. By doing so, we tie our employees’ interests with shareholder interests and motivate our employees to act as owners of the business.

•	Limit on equity awards. The Amended 2015 Plan limits the number of shares of our common stock that may be granted to any one participant during any one fiscal year.

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Limit on non-employee director compensation. The Amended 2015 Plan provides for a limit on the aggregate amount of equity and cash compensation that may be awarded to any one non-employee director during any one fiscal year.

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Awards subject to forfeiture/clawback. Awards granted under the Amended 2015 Plan will be subject to recoupment in accordance with the Company’s current clawback policy (as further described elsewhere in this proxy statement), and any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

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Administration by independent committee. The Amended 2015 Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the NASDAQ listing standards. In addition, all of the members of the Compensation Committee, which has been delegated certain authorities with respect to awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, are “outside directors” within the meaning of Section 162(m) of the Code.

In this Proposal 4, shareholders are requested to approve the Amended 2015 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the adoption of the Amended 2015 Plan. Abstentions will be counted toward the tabulation of votes cast on Proposal 4 and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved. If this Proposal 4 is approved by our shareholders, the Amended 2015 Plan will become effective as of the date of the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

Description of the Amended 2015 Plan

The material features of the Amended 2015 Plan are described below. The following description of the Amended 2015 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2015 Plan. Shareholders are urged to read the actual text of the Amended 2015 Plan in its entirety, which is appended as Annex A to the copy of this Proxy Statement filed with the SEC, which may be accessed from the SEC’s website at www.sec.gov.

Purpose

The Amended 2015 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our company and our affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards

The terms of the Amended 2015 Plan provide for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, if this Proposal 4 is approved, the aggregate number of shares of our common stock that may be issued pursuant to stock awards granted under the Amended 2015 Plan, or the Share Reserve, will not exceed the sum of (i) 11,500,000 shares initially reserved under the 2015 Plan, (ii) 6,000,000 newly requested shares, and (iii) any Prior Plan’s Returning Shares (as defined below), as such shares become available from time to time.

The term “Prior Plan’s Returning Shares” refer to any shares subject to outstanding stock awards granted under the Prior Plan that from and after 12:01 a.m. Pacific time on May 26, 2015 (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or repurchased at the original issuance price; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right.

The number of shares available for issuance under the Amended 2015 Plan will be reduced by (1) one share for each share of common stock issued pursuant to an Appreciation Award option grant or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (2) 3.27 shares for each share of common stock issued pursuant to a Full Value Award granted under the Amended 2015 Plan on and after March 31, 2017.

To the extent there is a share of common stock issued pursuant to a Full Value Award (whether granted under the 2015 Plan, the 2005 Plan or the Amended 2015 Plan), and such share of common stock again becomes available for issuance under the 2015 Plan, then the number of shares of common stock available for issuance under the Amended 2015 Plan will increase by 3.27 shares.

Any shares subject to a stock award that are not delivered to a participant because the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”) will not again become available for issuance under the Amended 2015 Plan. Additionally, any shares reacquired by us pursuant to our withholding obligations in connection with a stock option or stock appreciation right or as consideration for the exercise of a stock option or stock appreciation right will not again become available for issuance under the Amended 2015 Plan. However, any shares reacquired by us pursuant to our withholding obligations in connection with a restricted stock award, restricted stock unit award, performance stock award or other stock award will become available for issuance under the Amended 2015 Plan.

In addition, if a stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued in full or is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the Amended 2015 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to, or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Amended 2015 Plan.

Eligibility

All of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the Amended 2015 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2015 Plan only to our employees (including officers) and employees of our affiliates. As of June 23, 2017, we have 2,805 employees and 8 non-employee directors.

Grant Limits

Under the Amended 2015 Plan, a maximum of 2,000,000 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. The maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 2,000,000 shares of our common stock in the case of performance stock awards and $2,000,000 in the case of performance cash awards. Such limits are designed allow us to grant awards that are exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

Non-Employee Director Compensation Limit

Under the Amended 2015 Plan, the maximum number of shares subject to awards granted during a single fiscal year to any non-employee director under this plan and under any other equity plan maintained by us, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $500,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year).

Administration

The Amended 2015 Plan is administered by our board of directors, which may in turn delegate authority to administer the Amended 2015 Plan to a committee. Our board of directors has delegated concurrent authority to administer the Amended 2015 Plan to its compensation committee, but may, at any time, revert in itself some or all of the power previously delegated to the compensation committee. Our board of directors and our compensation committee are considered to be the “plan administrator” for purposes of this Proposal 4. Subject to the terms of the Amended 2015 Plan, the plan administrator may determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the Amended 2015 Plan. Further, no stock award granted under the Amended 2015 Plan may be transferred for value to any third-party financial institution without prior shareholder approval.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the Amended 2015 Plan, the plan administrator does not have the authority to reprice any outstanding stock option, stock appreciation right or other stock award by reducing the exercise, purchase or strike price of such stock award or to cancel any outstanding stock option, stock appreciation right or stock award that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our shareholders within 12 months prior to the repricing or cancellation and re-grant event.

Dividends and Dividend Equivalents
The Amended 2015 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award (other than a stock option or stock appreciation right), as determined by the Board and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Stock Options

Stock options may be granted under the Amended 2015 Plan pursuant to stock option agreements. The Amended 2015 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2015 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as explicitly provided otherwise in an optionholder’s stock option agreement, stock options granted under the Amended 2015 Plan generally terminate three months after termination of the optionholder’s service unless (i) termination is due to the optionholder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the optionholder dies before the optionholder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder’s death) within 18 months following the optionholder’s death by the person or persons to whom the rights to such stock option have passed; (iii) the optionholder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the optionholder’s termination, or (iv) the stock option by its terms specifically provides otherwise. In addition, the plan administrator may grant options with different terms. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2015 Plan will be determined by the plan administrator and may include (i) cash, check, bank draft or money order made payable to us, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) common stock previously owned by the optionholder, (iv) a net exercise feature (for NSOs only), or (v) other legal consideration approved by the plan administrator.

Stock options granted under the Amended 2015 Plan may become exercisable in cumulative increments, or “vest,” as determined by the plan administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2015 Plan may be subject to different vesting schedules as the plan administrator may determine. The plan administrator also has flexibility to provide for accelerated vesting of stock options in certain events.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the plan administrator or a duly authorized officer. Additionally, an optionholder may, with the approval of the plan administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the optionholder’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs granted under the Amended 2015 Plan is 26,000,000 shares.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2015 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2015 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2015 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the plan administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The plan administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the plan administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2015 Plan.

Performance Awards

The Amended 2015 Plan allows us to grant performance stock and cash awards, including such awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our compensation committee, except that our board of directors also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code.
In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, our compensation committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), our compensation committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2015 Plan and described below. As soon as administratively practicable following the end of the performance period, our compensation committee will certify (in writing) whether the performance goals have been satisfied.
Performance goals under the Amended 2015 Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total shareholder return; (5) return on equity or average shareholder’s equity; (6)

return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) customer satisfaction; (26) shareholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; and (33) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, our compensation committee (and our board of directors, to the extent that an award is not intended to comply with Section 162(m) of the Code) may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, our board of directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Stock Awards
Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the Amended 2015 Plan. The plan administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the plan administrator.
Clawback/Recovery
Stock awards granted under the Amended 2015 Plan will be subject to recoupment in accordance with the Company’s current clawback policy as well as any clawback policy we may be required to adopt pursuant to applicable law and listing requirements. In addition, our board of directors may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.
Changes to Capital Structure
In the event of certain capitalization adjustments, the plan administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2015 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; (iv) the class(es) and maximum number of securities that may be awarded to any non-employee director; and (v) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.
Transactions
In the event of a transaction (as defined in the Amended 2015 Plan and described below), our board of directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by our board of directors at the time of grant:

•
arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our shareholders pursuant to the transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

•
cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration or no consideration, as our board of directors may consider appropriate; and

•
make a payment, in such form as may be determined by our board of directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise.

The board of directors is not obligated to treat all stock awards or portions of stock awards in the same manner. The board of directors may take different actions with respect to the vested and unvested portions of a stock award.
For purposes of the Amended 2015 Plan, a transaction will be deemed to occur in the event of a corporate transaction or a change in control. A corporate transaction generally means the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of more than 50% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
A change of control generally means (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our shareholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets; or (iv) when a majority of our board of directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of our board members or their approved successors.
Change in Control
Under the Amended 2015 Plan, a stock award may be subject to additional acceleration of vesting and exercisability in the event of a qualifying termination that occurs in connection with a change in control (as defined in the Amended 2015 Plan) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.
Plan Amendments and Termination
Our board of directors will have the authority to amend or terminate the Amended 2015 Plan at any time. However, except as otherwise provided in the Amended 2015 Plan, no amendment or termination of the Amended 2015 Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain shareholder approval of any amendment to the Amended 2015 Plan as required by applicable law and listing requirements. No ISOs may be granted under the Amended 2015 Plan after the tenth anniversary of the earlier of the date the Amended 2015 Plan was adopted by our board of directors or approved by our shareholders.
U.S. Federal Income Tax Consequences
The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2015 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.
Incentive Stock Options
The Amended 2015 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.
If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights
We may grant under the Amended 2015 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2015 Plan.
Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
New Plan Benefits
The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the Amended 2015 Plan. We do not presently have any current plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares under the Amended 2015 Plan.

Option Awards Granted Under the 2015 Plan
The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to option awards that have been granted under the 2015 Plan as of June 23, 2017.
2015 Equity Incentive Plan

Name and Position	As of June 23, 2017 Number of Option Shares
Rusty Frantz, President and Chief Executive Officer	550,000
James R. Arnold, Jr. Executive Vice President and Chief Financial Officer	250,000
Scott E. Bostick, Executive Vice President and Chief Operating Officer	225,000
David A. Metcalfe, Executive Vice President and Chief Technology Officer	200,000
Jocelyn A. Leavitt, Executive Vice President, General Counsel and Secretary	60,000
All current executive officers as a group	1,285,000
All current directors who are not executive officers as a group	—
Each nominee for election as a director:	—
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	1,425,000
All employees, including all current officers who are not executive officers, as a group	690,500
Required Vote and board of directors Recommendation

Approval of Proposal 4 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote. Our board of directors believes that approval of Proposal 4 is in our best interests and the best interests of our shareholders for the reasons stated above.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED 2015 PLAN.
ANNUAL REPORT AND AVAILABLE INFORMATION
Our annual report containing audited financial statements for our fiscal years ended March 31, 2017 and 2016 accompanies this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. Our Internet website address is www.qsii.com. We make our periodic and current reports, together with amendments to these reports, available on our Internet website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may access such filings under the “Investor Relations” button on our website. Members of the public may also read and copy any materials we file with, or furnish to, the SEC at its Public Reference Room at 100 F Street, NE, Washington, DC 20549. To obtain information on the operation of the Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov that contains the reports, proxy statements and other information that we file electronically with the SEC. The information on our Internet website is not incorporated by reference into this Proxy Statement. Our common stock trades on the Nasdaq Global Select Market under the symbol “QSII.”
Shareholders may obtain free of charge a copy of our latest annual report (without exhibits) as filed with the SEC by writing to: Investor Relations, Quality Systems, Inc., 18111 Von Karman Avenue, Suite 800, Irvine, California 92612 or calling (949) 255-2600. In addition, all of our public filings, including our annual report, can be found free of charge on the SEC's website at www.sec.gov.

PROPOSALS OF SHAREHOLDERS
We have two separate and distinct rules concerning the timing of submission of shareholder proposals:

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SEC Regulation. Pursuant to Rule 14a-8 of the SEC, proposals by shareholders that are intended for inclusion in our proxy statement and proxy and to be presented at our next year’s (i.e., 2018) annual meeting must be received by us by March 15, 2018 in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary and may be included in next year's proxy materials if they comply with certain rules and regulations of the SEC governing shareholder proposals.

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Company Bylaws. Under our Bylaws, for all proposals by shareholders (including nominees for director) to be timely, a shareholders' notice must be delivered to, or mailed and received at, our principal executive offices not less than 60 days nor more than 120 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or public disclosure of the date of the scheduled annual meeting is given or made, then notice by the shareholder, to be timely, must be delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made. The shareholder notice must also comply with certain other requirements set forth in our Bylaws, a copy of which may be obtained by written request delivered to our Secretary

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
The SEC has implemented rules regarding the delivery of proxy materials (that is, annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This method of delivery, often referred to as “householding,” would permit us to send a single annual report and/or a single proxy statement to any household in which two or more shareholders reside if we believe those shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the shareholder(s) must consent to the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces our expenses. We may institute householding in the future and will notify registered shareholders who would be affected by householding at that time.

Many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of Quality Systems, Inc., you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our latest annual report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

OTHER MATTERS
Our Board does not intend to present any business at the annual meeting other than the matters described in this proxy statement. If any other matters are presented properly for action at the annual meeting or at any adjournments or postponements thereof, it is intended that the proxy will be voted with respect thereto by the proxy holders in accordance with the instructions and at the discretion of our Board or a properly authorized committee thereof.
By Order of the Board of Directors,
QUALITY SYSTEMS, INC.

Jocelyn A. Leavitt
Executive Vice President, General Counsel
and Secretary
Irvine, California
July 13, 2017

ALL SHAREHOLDERS ARE URGED TO PROMPTLY SUBMIT THEIR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS IN THE PROXY CARD, WHICH WAS OR WILL BE MAILED TO YOU ON OR ABOUT JULY 13, 2017.

ANNEX A
Quality Systems, Inc.
2015 Equity Incentive Plan
Adopted by the Board of Directors: May 20, 2015
Approved by the Shareholders: August 11, 2015
Amended by the Board of Directors: June 13, 2017
Approved by the Shareholders: August [__], 2017

1.	GENERAL.

(a)Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.
(b)Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
(c)Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.ADMINISTRATION.

(a)Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)To settle all controversies regarding the Plan and Awards granted under it.
(iv)To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).
(v)To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.
(vi)To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek shareholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.
(vii)To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.
(viii)To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.
(ix)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
(c)Delegation to Committee.
(i)General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.
(d)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(e)Cancellation and Re-Grant of Stock Awards. Except as provided in Section 9(a), neither the Board nor any Committee will have the authority to: (i) reduce the exercise, purchase or strike price of any outstanding Option or SAR under the Plan, or (ii) cancel any outstanding Option or SAR that has an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan (except in the event of a Change in Control), unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.
(f)Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award other than an Appreciation Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

3.SHARES SUBJECT TO THE PLAN.

(a)Share Reserve.
(i)Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed the sum of (A) 17,500,000 shares, plus (B) any shares subject to outstanding stock awards granted under the Second Amended and Restated 2005 Stock Option and Incentive Plan (the “Prior Plan”) that from and after 12:01 a.m. Pacific time on May 26, 2015 (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right (such shares described in (i), (ii) and (iii), the “Returning Shares”) (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).
(ii)For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(iii)Subject to subsection 3(b), the number of shares available for issuance under the Plan will be reduced by: (i) one (1) share for each share of Common Stock issued pursuant to an Appreciation Award, (ii) two and a half (2.5) shares for each share of Common Stock issued pursuant to a Full Value Award before March 31, 2017; and (iii) 3.27 shares for each share of Common Stock issued pursuant to a Full Value Award on or after March 31, 2017.
(b)Reversion of Shares to the Share Reserve.
(i)Shares Available For Subsequent Issuance. If any shares of Common Stock issued pursuant to a Stock Award (or award under the Prior Plan) are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited will revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), to the extent there is issued a share of Common Stock pursuant to a Full Value Award and such share of Common Stock becomes available for issuance under the Plan pursuant to Section 3(a) or this Section 3(b) before March 31, 2017, then the number of shares of Common Stock available for issuance under the Plan will increase by two and a half (2.5) shares for each such share; and if such share of Common Stock becomes available for issuance under the Plan pursuant to Section 3(a) or this Section 3(b) on or after March 31, 2017, then the number of shares of Common Stock available for issuance under the Plan will increase by 3.27 shares for each such share.
(ii)Shares Not Available For Subsequent Issuance. If any shares subject to an Option or SAR are not delivered to a Participant because the Option or SAR is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant will not remain available for issuance under the Plan. Also, any shares withheld or reacquired by the Company to cover withholding taxes pursuant to Section 8(h) with respect to an Option or SAR (but not with respect to any other type of Stock Award) or as consideration for the exercise of an Option or SAR will not again become available for issuance under the Plan. In addition, the gross number of shares subject to a SAR shall count against the Share Reserve if such SAR is settled in shares of Common Stock, and shares that are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or options under any Prior Plan) shall not be added to the Share Reserve. In the event that withholding tax liabilities arising from a Full Value Award are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the Share Reserve and shall be counted in accordance with the fungible ratio as set forth in Section 3(b)(i) above.
(c)Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be twenty-six million (26,000,000) shares of Common Stock.
(d)Section 162(m) Limitations. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply.
(i)A maximum of two million (2,000,000) shares of Common Stock subject to Appreciation Awards granted under this Plan may be granted to any Participant during any fiscal year. Notwithstanding the foregoing, if any additional Appreciation Awards are granted to any Participant during any fiscal year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s shareholders.
(ii)A maximum of two million (2,000,000) shares of Common Stock subject to Performance Stock Awards may be granted (based on maximum level of achievement) to any one Participant during any one fiscal year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).
(iii)A maximum of two million dollars ($2,000,000) may be granted (based on maximum level of achievement) as a Performance Cash Award to any one Participant during any one fiscal year.
(e)Limitation on Grants to Non-Employee Directors. The maximum number of shares subject to Stock Awards granted under this Plan or under any other equity plan maintained by the Company during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, will not exceed Five Hundred Thousand Dollars ($500,000) in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Stock Award granted in a previous fiscal year). For the avoidance of doubt, any compensation that is deferred shall be counted towards this limit in the year in which the compensation is first earned, and not the year of payment in the event it is deferred.
(f)Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.ELIGIBILITY.

(a)Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.
(b)Ten Percent Shareholders. A Ten Percent Shareholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a)Term. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.
(b)Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i)by cash, check, bank draft or money order payable to the Company;
(ii)pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v)in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d)Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e)Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i)Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. Subject to Section 8(m) of this Plan, the Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii)Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.
(h)Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i)Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of

Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j)Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k)Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(l)Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii)Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv)Transferability. Subject to Section 8(m) of this Plan, rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v)Dividends. A Restricted Stock Award Agreement shall provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v)Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any dividend equivalents (whether credited or accumulated or reinvested in any form), and any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents, will be subject to all of the same terms and conditions and risk of forfeiture of the underlying Restricted Stock Unit Award Agreement to which they relate.
(vi)Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other agreement with the Company, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c)Performance Awards.
(i)Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
(ii)Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the Participant’s completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.
(iii)Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
(iv)Section 162(m) Compliance. Unless otherwise permitted in compliance with Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction or any completion of any Performance Goals, shares subject to Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of any further considerations as the Committee, in its sole discretion, will determine.
(d)Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.COVENANTS OF THE COMPANY.

(a)Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.
(b)Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c)No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.MISCELLANEOUS.

(a)Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.
(b)Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c)Shareholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d)No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g)Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h)Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(i)Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(j)Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k)Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, to the extent necessary in order to avoid the imposition of taxes thereunder.
(l)Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy maintained by the Company, including any such policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
(m)Transferability of Stock Awards. No Stock Awards granted under this Plan may be transferred for value to any third-party financial institution without prior shareholder approval.

9.ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a)(i), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d), (iv) the class(es) and maximum number of securities that may be awarded to any Non-Employee Director pursuant to Section 3(e) and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b)Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.
(c)Transactions. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:
(i)arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Transaction);
(ii)arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii)accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;
(iv)arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
(v)cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration or no consideration, as the Board, in its sole discretion, may consider appropriate; and
(vi)make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
(d)Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a qualifying termination that occurs in connection with a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

(a)The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of California will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(b)“Appreciation Award” means (i) a stock option or stock appreciation right granted under the Prior Plan or (ii) an Option or Stock Appreciation Right, or Other Stock Award, in each case with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option, Stock Appreciation Right, or Other Stock Award, as applicable, on the date of grant.
(c)“Award” means a Stock Award or a Performance Cash Award.
(d)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(e)“Board” means the Board of Directors of the Company.
(f)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(g)“Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s failure to substantially perform his or her duties with the Company or an Affiliate; (ii) such Participant’s failure to substantially follow and comply with the specific and lawful directives of the Board or any officer of the Company or an Affiliate to whom such Participant directly or indirectly reports; (iii) such Participant’s commission of an act of fraud or dishonesty resulting in actual economic, financial or reputational injury to the Company or an Affiliate; (iv) such Participant’s engagement in illegal conduct, gross misconduct or an act of moral turpitude, involving economic, financial or reputational injury to the Company or an Affiliate; (v) such Participant’s material violation of any material written policy, guideline, code, handbook or similar document governing the conduct of directors, officers or employees of the Company or its Affiliates resulting in actual economic, financial or reputational injury to the Company or an Affiliate; (vi) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; or (vii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets. Notwithstanding the foregoing, neither this provision nor any other provision of the Plan is intended to, and they shall not be interpreted in a manner that limits or restricts a Participant from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Exchange Act). The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(h)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv)individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
(i)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(j)“Committee” means a committee of two (2) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(k)“Common Stock” means the common stock of the Company.
(l)“Company” means Quality Systems, Inc., a California corporation.
(m)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(n)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(o)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;

(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(p)“Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.
(q)“Director” means a member of the Board.
(r)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(s)“Dissolution” means when the Company, after having executed a certificate of dissolution with the State of California, has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass- through entity) will not be considered a “Dissolution” for purposes of the Plan.
(t)“Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of shareholders of the Company held in 2015, provided this Plan is approved by the Company’s shareholders at such meeting.
(u)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(v)“Entity” means a corporation, partnership, limited liability company or other entity.
(w)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(x)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(y)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(z)“Full Value Award” means (i) a stock award granted under the Prior Plan or (ii) a Stock Award, in each case, that is not an Appreciation Award.
(aa)“Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(bb)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(cc)    “Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.
(dd)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(ee)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ff)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(gg)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(hh)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(ii)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(jj)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(kk)    “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(ll)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(mm)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
(nn)    “Performance Criteria” means the one or more criteria that the Committee will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total shareholder return; (v) return on equity or average shareholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) shareholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.
(oo)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.
(pp)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(qq)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(rr)    “Plan” means this Quality Systems, Inc. 2015 Equity Incentive Plan.

(ss)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(tt)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(uu)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(vv)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(ww)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(xx)    “Rule 405” means Rule 405 promulgated under the Securities Act.
(yy)    “Rule 701” means Rule 701 promulgated under the Securities Act.
(zz)    “Securities Act” means the Securities Act of 1933, as amended.
(aaa)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(bbb)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(ccc)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
(ddd)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(eee)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(fff)    “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.
(ggg)    “Transaction” means a Corporate Transaction or a Change in Control.

QUALITY SYSTEMS, INC.
ATTN: JOCELYN A. LEAVITT, SECRETARY
18111 VON KARMAN AVE., STE 800
IRVINE, CA 92612-1007

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on August 21, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on August 21 , 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors - Proposal 1

Nominees

01 Rusty Frantz	02 Craig A. Barbarosh	03 George H. Bristol	04 Julie D. Klapstein	05 James C. Malone
06 Jeffrey H. Margolis	07 Morris Panner	08 Sheldon Razin	09 Lance E. Rosenzweig	

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000341406_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

QUALITY SYSTEMS, INC.

PROXY FOR 2017 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints John R. "Rusty" Frantz and James R. Arnold, and each of them, individually, as attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Quality Systems, Inc. ("QSI") held of record by the undersigned as of June 23, 2017, at the Annual Meeting of Shareholders of QSI to be held at the Marriott Hotel located at 18000 Von Karman Avenue, Irvine, California 92612, on August 22, 2017, at 9 a.m. local time and at all adjournments and postponements thereof (the "Annual Meeting"), upon the following matters, which are described in QSI's Proxy Statement for the Annual Meeting. QSI's Board of Directors recommends shareholders vote FOR all of the directors in Proposal 1. In Proposal 2, the Board recommends shareholders vote 'FOR". In Proposal 3, the Board recommends shareholders vote "FOR". In Proposal 4, the Board recommends shareholders vote "FOR".

In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in QSI's Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Where no direction is given, except in the case of broker non-votes, the shares will be voted in accordance with the Board of Directors' recommendations. This proxy confers discretionary authority to cumulate votes for any or all of the nominees for election of directors for which authority to vote has not been withheld, in accordance with the instruction of the Board of Directors or an authorized committee thereof. If any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof.

0000341406_2 R1.0.1.15

Continued and to be signed on reverse side